UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

First Montauk Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $144.43 was calculated pursuant to Exchange Act Rule 0-11 and is equal to $39.00 per million of the aggregate transaction consideration of $3,675,000. The aggregate transaction consideration is calculated by the product of (i) $12,250,000, the minimum amount of assets that must be delivered by First Montauk Financial Corp., as seller, to First Allied Securities, Inc., as buyer, under the terms of the Asset Purchase Agreement, dated as of July 9, 2008, and (ii) 30%, which is the specified percentage to be applied to the value of the assets being sold under the Asset Purchase Agreement in order to calculate the purchase price under the Asset Purchase Agreement.

4) Proposed maximum aggregate value of transaction: $3,675,000

5) Total fee paid: $144.43

☒ Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FIRST MONTAUK LOGO

FIRST MONTAUK FINANCIAL CORP.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey 07701

Dear First Montauk Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders of First Montauk Financial Corp., a New Jersey corporation (“First Montauk” or the “Company”) to be held on Friday, October 17, 2008 at 10:00 a.m., New Jersey time, at our principal executive offices, located at 328 Newman Springs Road, Red Bank, New Jersey 07701. The accompanying proxy statement is furnished to you in connection with the solicitation of proxies by the board of directors of First Montauk for the Annual Meeting of Shareholders.

This proxy statement is dated September ___, 2008, and is first being mailed to shareholders on or about September ___, 2008.

At the Annual Meeting, we will ask you to consider and vote (i) to approve the Asset Purchase Agreement, dated as of July 9, 2008 (“Asset Purchase Agreement”), by and among First Allied Securities, Inc., a New York corporation (which we will sometimes refer to collectively throughout the proxy statement as “Buyer” or “First Allied”), First Montauk Securities Corp., a New York corporation and the Company’s wholly-owned broker-dealer subsidiary (“FMSC”), and First Montauk, providing for the sale of certain assets of FMSC (the “Sale”); (ii) to elect one Class I Director to our Board of Directors for a period of three years or until her successor is duly elected and qualified; and (iii) to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the meeting to approve and adopt the Asset Purchase Agreement.

The assets to be sold include allowing FMSC’s current group of independent registered representatives the opportunity to affiliate with First Allied, and granting First Allied the right to service the customer accounts of those registered representatives who agree to affiliate with First Allied. More information about the Sale is contained in the accompanying proxy statement, which we encourage you to read in its entirety. A copy of the Asset Purchase Agreement is attached as Annex A to the proxy statement.

After careful consideration, our board of directors has unanimously determined that the Sale and the Asset Purchase Agreement are in the best interest of First Montauk and its shareholders. Our board of directors has unanimously adopted and approved the Asset Purchase Agreement. The Sale cannot be completed unless, among other things, shareholders holding a majority of the outstanding shares of our common stock and Series A preferred stock, each voting separately as a class, approve and adopt the transactions contemplated by the Asset Purchase Agreement.

Our board unanimously recommends that you vote “FOR” the approval of the Asset Purchase Agreement at the Annual Meeting and “FOR” the election of the nominee for Class I Director.

This proxy statement attached to this letter provides you with detailed information about the proposed Sale and the Annual Meeting. The proxy also includes a proposal to elect one Class I director. We encourage you to read this proxy statement carefully including its annexes.

YOUR VOTE IS IMPORTANT regardless of the number of shares you own. Shares of common stock and Series A preferred stock present in person or represented by proxy at the Annual Meeting and entitled to vote will be counted for the purposes of determining whether a quorum is present. A quorum is present when a majority of all shares of common stock, and Series A preferred stock outstanding and entitled to vote are present in person or by proxy. The Asset Purchase Agreement and the Sale must be approved by the affirmative vote of the holders of a majority of the votes cast by the holders of outstanding shares of (i) common stock voting separately as a class; and (ii) Series A preferred stock voting separately as a class. Shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy card. In addition, broker non-votes and abstentions will be considered to be shares present at the Annual Meeting and will be counted towards determination of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares. We urge you to vote your shares if they are held directly by you, using the enclosed proxy card or to attend the Annual Meeting and vote in person. These actions will not limit your right to vote in person if you wish to attend the Annual Meeting and vote in person. Therefore, if you do not return your proxy card if you are a common shareholder or a Series A preferred shareholder, it will have the same effect as if you voted against the merger.

The close of business on August 25, 2008 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at, the Annual Meeting of Shareholders and any adjournment.

Whether or not you plan to attend the Annual Meeting of Shareholders in person, on behalf of your board of directors, I urge you please to take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us as soon as possible in the enclosed envelope, even if you currently plan to attend the meeting.

You also have the option of voting your shares electronically through the internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on October 16, 2008.

If you hold shares in “street name” through a broker or other nominee, your broker will be unable to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedures provided by your broker or nominee. To vote your shares, you may use the enclosed proxy card or attend the Annual Meeting and vote in person. These actions will not limit your right to vote in person if you wish to attend the Annual Meeting and vote in person.

Thank you in advance for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

Victor K. Kurylak
President and Chief Executive Officer

FIRST MONTAUK FINANCIAL CORP.

Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey 07701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 17, 2008

To the Shareholders of FIRST MONTAUK FINANCIAL CORP.

NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of the common stock of FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation (“First Montauk” or the “Company”) will be held on Friday, October 17, 2008 at 10:00 AM, New Jersey time, at 328 Newman Springs Road, Red Bank, New Jersey 07701 for the following purposes:

1.
APPROVAL OF THE ASSET PURCHASE AGREEMENT. To consider and vote upon a proposal to approve the Asset Purchase Agreement, dated as of July 9, 2008, (“Asset Purchase Agreement”) by and among First Allied Securities, Inc., a New York corporation (“First Allied” or “Buyer”), First Montauk Securities Corp., a New York corporation and wholly owned subsidiary of First Montauk (“FSMC”), and First Montauk, providing for the sale of certain assets of FMSC (the “Sale”).

2.	ELECTION OF DIRECTORS. To elect one director to our Board of Directors for a period of three years or until her successor is duly elected and qualified.

3.
ADJOURNMENTS OR POSTPONEMENTS. To consider and act upon a proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the Annual Meeting, if necessary, to solicit additional proxies to vote in favor of Proposal No. 1 or Proposal No. 2.

4.	OTHER MATTERS. To transact such other business as may properly come before the First Montauk Annual Meeting or any adjournment or postponement of the meeting.

The close of business on August 25, 2008 has been fixed as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Under New Jersey law and the Amended and Restated Certificate of Incorporation of First Montauk, shares of common stock and Series A preferred stock present in person or represented by proxy at the Annual Meeting and entitled to vote will be counted for purposes of determining whether a quorum is present. A quorum is present when a majority of all shares of common stock and Series A preferred stock outstanding and entitled to vote are present in person or by proxy.

The approval of the Asset Purchase Agreement will require the affirmative vote of the holders of a majority of the votes cast by the holders of outstanding shares of (i) common stock voting separately as a class and (ii) Series A preferred stock voting as a separate class. Completion of the Sale requires approval by a majority of the votes cast by the holders of First Montauk common stock and by the holders of First Montauk Series A preferred stock, each voting as a separate class.

The affirmative vote of a plurality of votes cast at the Annual Meeting by the holders of shares of common stock entitled to vote in the election is required to elect the Class I Director. Abstentions and broker non-votes will not affect the outcome of the election of the director.

Your Board of Directors unanimously recommends that you vote “FOR” the approval of the Asset Purchase Agreement and the Sale. Your Board of Directors also recommends that you vote “FOR” the election of the nominee for Class I Director and “FOR” the approval of any proposal to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the Asset Purchase Agreement and the Sale at the time of the Annual Meeting. Your attention is directed to the proxy statement accompanying this notice for a full discussion of the Sale and the Asset Purchase Agreement and the election of directors. You should read the attached proxy statement carefully.

All shareholders are urged either to attend the Annual Meeting or to be represented by proxy. If the holders of a majority of the shares present or represented by proxy vote for adjournment or postponement, it is First Montauk's intention to adjourn the Annual Meeting until a later date and to vote proxies received at the adjourned or postponed meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Attendance at the Annual Meeting without voting will not itself revoke a proxy. If your shares are held in an account at a brokerage firm, bank or other nominee, you must contact your broker, bank or nominee to revoke your proxy.

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK OR SERIES A PREFERRED STOCK YOU OWN. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN AT THE MEETING.

If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the approval of the Asset Purchase Agreement and the Sale in favor of the Company’s nominee for Class I Director, in favor of the proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies, and in accordance with the recommendation of the board on any other matters properly brought before the meeting for a vote.

By Order of the Board of Directors
Celeste M. Leonard
Secretary

Red Bank, New Jersey 07701
September ___, 2008

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements often, although not always, include words or phrases like "will likely result," "expect," "will continue," "anticipate," “believe,” “should,” "estimate," "intend," "plan," "project," "outlook," or similar expressions. We have based these forward-looking statements on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this proxy statement include statements about the following:

•	the satisfaction of the conditions to consummate the Sale, including the approval of the Asset Purchase Agreement by our shareholders and regulatory approvals;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement;

•	the amount of the costs, fees, expenses and charges related to the Sale;

•	the effect of the announcement of the Sale on our customers to continue using our services;

•	the risks related to diverting management’s attention from ongoing business operations;

•	the ability to retain registered representatives and other key employees;

For additional information that could cause actual results to differ materially from those described in the forward-looking statements, please see First Montauk's quarterly results on Form 10-Q for the quarter ended June 30, 2008 and the Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and other Exchange Act filings that are made with the Securities and Exchange Commission (“SEC”).

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable.Any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SALE, THE ASSET PURCHASE AGREEMENT AND THE ANNUAL MEETING	4
SUMMARY OF TERMS	10
The Companies	10
The Sale (See Page 25)	11
Recommendation of the First Montauk’s Board of Directors (See Pages 27 to 28)	12
Reasons for the Sale (See Pages 27 and 28)	12
Interests of Directors and Executive Officers in the Sale (See Page 28)	13
Dissenters' Rights (See Pages 34 and 36)	14
The Annual Meeting (See Pages 20 to 22)	14
Federal Income Tax Consequences of the Sale	15
Effective Time of the Sale	15
Conditions to the Sale (See Pages 31 to 32)	15
Limitation on Considering Other Acquisition Proposals (See Pages 30 to 31)	16
Termination of the Asset Purchase Agreement (See Pages 32 and 33)	17
Termination Fees and Expenses	17
MARKET PRICE DATA AND DIVIDEND INFORMATION	19
First Montauk Market Price Data	19
Dividend Information	19
THE ANNUAL MEETING	20
Matters to be considered	20
Recommendation of First Montauk's Board of Directors	20
Record date and voting	20
Voting shares held by executive officers, directors and their affiliates	22
Revocation of proxies	22
Solicitation of proxies	22
VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
Certain Reports	25
THE SALE	25
General	25
Background of the Asset Purchase Transaction	25
Reasons for the Sale and Recommendation of First Montauk's Board of Directors	27
Interests of Directors and Executive Officers in the Sale	28

THE ASSET PURCHASE AGREEMENT	29
The Sale and Effective Time	29
Representations and warranties	29
Limitation on considering other acquisition proposals	30
Conditions to the Sale	31
Regulatory Matters	32
Termination of the Asset Purchase Agreement	32
Termination Fees and Expenses	33
Agreement Extension, Waiver and Amendment of the Sale	34
DISSENTERS’ RIGHTS	34
ELECTION OF DIRECTORS	36
EXECUTIVE OFFICER COMPENSATION	42
OTHER BUSINESS SHAREHOLDER PROPOSALS	46
HOUSEHOLDING OF PROXY MATERIALS	46
ADDITIONAL INFORMATION	47

ANNEXES

A.
Asset Purchase Agreement, dated as of July 9, 2008, by and among First Allied Securities, Inc., a New York corporation, First Montauk Securities Corp., a New York corporation, and First Montauk Financial Corp., a New Jersey corporation, providing for the sale of certain assets of First Montauk (without exhibits and schedules).

B.	Sections 14A:11-1 through 14A:11-11 of the New Jersey Business Corporation Act regarding dissenters' rights.

I. APPROVAL OF THE ASSET PURCHASE AGREEMENT AND THE SALE

QUESTIONS AND ANSWERS ABOUT THE SALE, THE ASSET PURCHASE AGREEMENT
AND THE ANNUAL MEETING

The following Q&A is intended to address some commonly asked questions regarding the Sale, the Asset Purchase Agreement and the Annual Meeting. These questions and answers may not address all questions that may be important to you as a First Montauk shareholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to First Montauk Financial Corp. In addition, we refer to First Montauk Financial Corp. as “First Montauk”, First Montauk Securities Corp., our wholly owned broker-dealer subsidiary as “FMSC” and to First Allied Securities, Inc. as “Buyer”.

Q.	Why am I receiving this proxy statement?

A.
Our board of directors is furnishing this proxy statement to you in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders, or at any adjournments, postponements or continuations of the Annual Meeting to consider and vote on three proposals: (i) a proposal to approve and adopt the sale of certain assets relating to the business of FMSC (the “Sale”) pursuant to the Asset Purchase Agreement among First Montauk, FMSC and Buyer, for an aggregate purchase price for the purchased assets (the “Purchase Price”) equal to 30% of the aggregate commissions and fee income for the trailing twelve month period ending on June 30, 2008 (the “Production”) which was generated by those independent registered representatives selected by Buyer (sometimes hereinafter referred to as the “Closing Date Representatives”) and credited to such Closing Date Representatives for the purpose of computing their commission payout; (ii) a proposal to elect one Class I Director to serve for a period of three years or until her successor is duly elected and qualified; and (iii) a proposal to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Q.	What is the Sale?

A.
In the Sale, FMSC’s current group of independent registered representatives will be given the opportunity to affiliate with Buyer, and Buyer will acquire the right to service the customer accounts of the registered representatives. First Montauk will receive the Purchase Price equal to 30% of the aggregate commission and fee income for the trailing twelve-month period ended June 30, 2008, which was generated by the Closing Date Representatives. Based on the Company’s projections, we anticipate the gross proceeds of the Sale will be approximately $4,500,000 to $5,100,000. Approximately 25% of these proceeds will be used for incentive payments, based upon certain production criteria, to registered representatives that decide to become associated with First Allied. Further, First Montauk is required to repay a $1,000,000 loan from First Allied at the closing, and $250,000 of the purchase price has been previously advanced to First Montauk (the “Prepayment Amount”). The balance of the proceeds will be used to pay existing liabilities and the wind down of the broker-dealer with the remaining proceeds, if any, used for working capital.

The term “Closing Date Representative” means a registered representative currently affiliated with FMSC who (i) is accepted by Buyer to affiliate with Buyer and who becomes licensed with (or otherwise engaged by) Buyer prior to or upon the closing of the transactions contemplated by the Asset Purchase Agreement and has not voluntarily resigned or terminated his, her or its relationship with Buyer prior to the Second Payment Date (as defined below) of the Purchase Price, or (ii) becomes licensed and affiliated with Buyer or any affiliate of Buyer after the date of execution of the Asset Purchase Agreement and prior to the closing date, and has not been terminated for cause or voluntarily resigned or terminated his or her relationship with Buyer prior to the Second Payment Date of the Purchase Price; provided that Buyer did not take or fail to take any action (including reducing such Representative’s commission payout rate) which directly caused or resulted in the resignation or termination of the Closing Date Representative with Buyer.

The Purchase Price will be payable in several parts: (i) within two business days of execution of the Asset Purchase Agreement, Buyer paid $250,000 to First Montauk (the “Prepayment Amount”); (ii) on the closing date, Buyer will pay an amount equal to the outstanding balance, including principal and interest through the closing date due under a secured convertible promissory note, dated December 7, 2007 (the “AEFC-IC Note”) made by First Montauk in favor of an affiliate of Buyer, by canceling the AEFC-IC Note and applying the sums due thereunder towards the Purchase Price; (iii) on the 30th day following the closing date, Buyer will pay an amount equal to the lesser of $2,000,000 or the balance of the Purchase Price (the “Second Payment Date”); and (iv) on the 90th day (but in no event earlier than January 15, 2009) after the closing date, Buyer will pay the balance of the Purchase Price, if any. The total value of the transaction is dependent on the amount of commissions and fee income to be acquired by Buyer. If the Sale is completed, substantially all of the assets of FMSC will be sold and acquired, and FMSC, following the closing, will eventually cease broker-dealer operations.

Q.	What will happen to First Montauk after the Sale?

If the Sale is completed, FMSC will transfer substantially all of its customer accounts to Buyer, and its registered representatives will no longer be affiliated with First Montauk. Based on the Company’s projections, we anticipate the gross proceeds of the Sale will be approximately $4,500,000 to $5,100,000. Approximately 25% of these proceeds will be used for incentive payments, based upon certain production criteria, to registered representatives that decide to become associated with First Allied. Further, First Montauk is required to repay a $1,000,000 loan from First Allied at the closing, and $250,000 of the purchase price has been previously advanced to First Montauk (the “Prepayment Amount”). The balance of the proceeds will be used to pay existing liabilities and the wind down of the broker-dealer with the remaining proceeds, if any, used for working capital.

Thereafter, First Montauk will explore other opportunities to use the net proceeds of the Sale to acquire other businesses or operations to enhance shareholder value. Alternatively, First Montauk may position itself as a shell company to be used as a vehicle for the acquisition of an operating business. First Montauk does not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. If First Montauk decides to pursue such a strategy it will not limit itself to any particular industry or geographic location in its efforts to identify prospective target businesses. There can also be no assurance that the net proceeds after the Sale will be sufficient to acquire an operating business or attract a merger candidate.

Q.	What will First Montauk’s shareholders receive in the Sale?

A.
First Montauk’s common shareholders will not receive any distributions from the Sale. However, First Montauk may use a portion of the proceeds from the Sale to repurchase large blocks of common stock at negotiated prices in private transactions, provided there are sufficient net proceeds after the Sale for such purchases.

Q.	What am I being asked to vote on?

A.
You are being asked to vote (i) to approve the Asset Purchase Agreement that provides for the Sale of the assets; (ii) to elect one Class I director; and (iii) to transact such other business as may properly come before the Annual Meeting and to grant First Montauk management discretionary authority to adjourn or postpone the Annual Meeting. If, for example, we do not receive proxies from shareholders holding a sufficient number of shares to approve the Asset Purchase Agreement, we could use the additional time to solicit additional proxies in favor of approval of the Asset Purchase Agreement.

Q.	What do I need to do now?

A.
We urge you to read this proxy statement carefully and consider how the Sale affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be voted at the Annual Meeting of our shareholders. If you hold your shares in “street name” through a broker, bank or other nominee, your broker will be unable to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedures provided by your broker or nominee. To vote your shares, you may use the enclosed proxy card or attend the annual meeting and vote in person. These actions will not limit your right to vote in person if you wish to attend the Annual Meeting and vote in person.

Q.	Does the board of directors of First Montauk recommend voting in favor of the Sale? (See Page 27)

A.
Yes. After careful consideration, your board of directors unanimously approved the Asset Purchase Agreement and determined that the Asset Purchase Agreement and the Sale are in the best interests of First Montauk and its shareholders. Our board unanimously recommends that you vote “FOR” the approval of the Asset Purchase Agreement and the Sale.

Q.	What shareholder approvals are needed? (See Page 20 to 21)

A.
Approval of the Asset Purchase Agreement requires two separate shareholder votes to approve the Asset Purchase Agreement. First, the affirmative vote of a majority of the votes cast by the holders of shares of First Montauk's common stock present in person or by proxy (meaning a majority of the shares of First Montauk’s common stock). As of the close of business on the First Montauk record date for the Annual Meeting, First Montauk's directors, officers and their respective affiliates, beneficially owned and were entitled to vote approximately 1,420,000 shares of First Montauk common stock or approximately, in the aggregate, 10.7 % of the voting stock of First Montauk's common shares entitled to vote at the Annual Meeting as a single class. All of these directors and executive officers as shareholders have agreed to vote FOR the sale.

Second, the affirmative vote of a majority of the votes cast by the holder of shares of First Montauk's Series A preferred stock, voting separately as a class, is required to approve the Sale. Each share of First Montauk Series A preferred stock is entitled to one vote in such separate class vote. As of the record date, 22,282 shares of First Montauk Series A preferred stock were issued and outstanding and entitled to vote at the Annual Meeting as a single class. No directors or officers of First Montauk own any such shares of First Montauk Series A preferred stock. The holders of Series A preferred stock do not vote with the First Montauk common stock. A holder of Series A preferred stock may elect, however, to convert such holder’s shares of Series A preferred stock into First Montauk common stock at a rate of two shares of common stock for each share of Series A preferred stock.

Q.	When and where is the Annual Meeting? (See Page 20)

A.	The First Montauk Annual Meeting will take place on Friday, October 17, 2008 at 10:00 a.m., New Jersey time, at 328 Newman Springs Road, Red Bank, New Jersey 07701.

Q.	Who is entitled to vote at the Annual Meeting? (See Pages 20 and 21)

A.
Only shareholders of record as of the close of business on August 25, 2008 are entitled to receive notice of the Annual Meeting, and to vote the shares of our common stock and Series A preferred stock that they held on the record date at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting.

Q.	May I vote in person?

A.
Yes. If your shares are not held in “street name” through a broker or bank you may attend the Annual Meeting and vote your shares in person, rather than signing and returning you proxy card. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the Annual Meeting and vote in person. Even if you plan to attend the Annual Meeting in person, we urge you to complete, sign, date and return the enclosed proxy to ensure that your shares will be represented at the Annual Meeting.

Q.	May I vote via the internet or telephone?

A.
If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the Annual Meeting. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the internet or telephone.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank. Your broker or bank may provide you with the ability to vote your shares via the internet or telephone. Please read the instructions from your broker carefully.

Q.	What happens if I do not return my proxy card or attend the Annual Meeting and vote in person?

A.
If you do not return your proxy card, or attend the Annual Meeting, your shares will not be counted toward the quorum necessary to conduct the vote at the Annual Meeting, and will not be counted as either a vote for or against the Sale. In order to conduct business at the Annual Meeting, a quorum must be present. A “quorum” is a majority of the outstanding shares of common stock and Series A preferred stock entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Failure to vote will have the effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which the majority is calculated. If you respond and return your proxy but do not indicate how you want to vote, you proxy will be counted as a vote “FOR” the Sale. The failure to vote does not in itself protect dissenters’ rights under New Jersey law.

Q.	Can I change my vote after I have delivered my proxy? (See Page 22)

A.	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:

•	First, you can revoke your proxy.

•	Second, you can submit a new proxy bearing a later date.

If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of First Montauk before the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

•
Third, if you are a holder of record, you can attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy. Please note that if your shares are held in "street name" by a broker, bank or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Q.	What if I do not vote? (See Page 21)

A.
If you fail to respond, your shares will not count toward the quorum necessary to conduct the vote at the meeting, and will not be counted as either a vote for or against approval of the Asset Purchase Agreement and the Sale. Failure to vote will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If you respond and do not indicate how you want to vote, your proxy will be counted as a vote FOR approval of the Asset Purchase Agreement and the Sale. The failure to vote does not in itself protect your dissenters’ rights under New Jersey law.

Q.	If my shares are held in "Street Name" by my broker, will my broker automatically vote my shares for me FOR approval of the Asset Purchase Agreement and the Sale? (See Page 21)

A.
Generally, no. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. For members of the New York Stock Exchange, certain proposals other than the election of directors are “non-discretionary.” This means that brokers who have received no instructions from their clients do not have discretion to vote on those items. Please check the voting information form used by your broker to see if it offers telephone or internet voting. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q.	What if I fail to instruct my broker? (See Page 21)

A.
Generally, the broker holding your shares in "street name" may vote the shares only if you provide the broker with appropriate instructions. If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting "broker non-vote" will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not be voted on any of the proposals at the Annual Meeting. A broker non-vote will not be considered a vote cast at the Annual Meeting. At the Annual Meeting, a broker non-vote will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Q.	What should I do if I receive more than one set of voting material?

A.
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive. If you own common shares and Series A preferred shares, you will receive different proxy cards to vote pursuant to the separate class vote for common stock and Series A preferred stock voting separately as a single class.

Q.	What happens if I sell my shares of First Montauk stock before the Annual Meeting?

A.
The record date for the Annual Meeting is earlier than the date of the Annual Meeting and the date the Sale is expected to be completed. If you transfer your shares of First Montauk stock after the record date but before the Annual Meeting, you will retain your right to vote at the Annual Meeting.

Q.	When do you expect the transaction to be completed?

A.
We are working toward completing the Sale as quickly as possible. We expect to complete the Sale by the end of 2008. In addition to obtaining shareholder approval, we must satisfy all other closing conditions, including receipt of approval of the transaction by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Q.	Am I entitled to dissenters' rights? (See Pages 34 and 35)

A.	Under New Jersey law, holders of First Montauk common stock and Series A preferred stock are entitled to dissenters’ rights in the Sale.

Q.	What do I need to do now?

A.
After carefully reading and considering the information contained in this proxy statement, please respond by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope. In order to assure that we obtain your vote, please deliver your proxy as instructed even if you plan to attend the meeting in person.

If your shares are held in “street name” by your broker, your broker will not automatically vote your shares for you. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their discretion if permitted by the stock exchange or other organization of which they are members. For members of the New York Stock Exchange, certain proposals other than the election of directors are “non-discretionary.” This means that brokers who have received no instructions from their clients do not have discretion to vote on those items. Please check the voting information form used by your broker to see if it offers telephone or internet voting. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q.	Who can help answer my questions?

A.	If you have any questions about the Sale or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy cards or voting instructions, you should contact:

First Montauk Financial Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey 07701
(732) 842-4700
Attention: Robert I. Rabinowitz, Esq.

PLEASE REQUEST DOCUMENTS FROM FIRST MONTAUK NOT LATER THAN OCTOBER 13, 2008. UPON REQUEST, FIRST MONTAUK WILL MAIL ANY DOCUMENTS TO YOU BY FIRST CLASS MAIL BY THE NEXT BUSINESS DAY.

See the section entitled "Additional Information" beginning on page 47 of this proxy statement for more information about the documents referred to in this proxy statement.

You should rely only on the information contained in this proxy statement in deciding how to vote on the respective proposals described in this proxy statement. No one has been authorized to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated September ___, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

The cost of this proxy statement and the solicitation of First Montauk’s shareholders have been borne by First Montauk.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Sale, passed upon the merits or fairness of the Sale or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY OF TERMS

This summary highlights selected information contained elsewhere in this proxy statement. It may not contain all of the information that may be important to you. Before voting, you should carefully read the entire proxy statement, the annexes and other documents to which this proxy statement refers in their entirety to fully understand the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement. In addition, First Montauk incorporates by reference important business and financial information about First Montauk into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Additional Information."

Each item in this summary of terms refers to the page where that subject is discussed in more detail. The Asset Purchase Agreement is attached as Annex A to this proxy statement. We encourage you to read the Asset Purchase Agreement, the legal document that governs the Sale.

The Companies

First Montauk Financial Corp.	First Allied Securities, Inc.
Parkway 109 Office Center	655 W. Broadway
328 Newman Springs Road	12th Floor
Red Bank, New Jersey 07701	San Diego, CA 92101
(732) 842-4700	(800) 499-5489

First Montauk Financial Corp. (“First Montauk or the “Company”) is a New Jersey-based financial services holding company whose principal subsidiary, First Montauk Securities Corp. (“FMSC”), has operated as a full service retail and institutional securities brokerage firm since 1987.  Since July 2000, FMSC has operated under the registered trade name “Montauk Financial Group”.  References in this proxy statement to Montauk Financial Group shall refer solely to our subsidiary FMSC. Montauk Financial Group provides a broad range of securities brokerage and investment services to a diverse retail and institutional clientele, as well as corporate finance and investment banking services to corporations and businesses. First Montauk Financial Corp. also sells insurance products through its subsidiary, Montauk Insurance Services, Inc.

Montauk Financial Group has approximately 157 registered representatives and services over 45,000 retail and institutional customer accounts, which comprise over $2.7 billion in customer assets. All of Montauk Financial Group’s 77 branch offices and satellite locations in 22 states are owned and operated by affiliates; independent owners who maintain all applicable licenses and are responsible for all office overhead and expenses.  Montauk Financial Group also employs registered representatives directly at its corporate headquarters.

Montauk Financial Group is registered as a broker-dealer with the SEC, Financial Industry Regulatory Authority (“FINRA”) (formerly the National Association of Securities Dealers), the Municipal Securities Rule Making Board, the National Futures Association, and the Securities Investor Protection Corporation (“SIPC”), and is licensed to conduct its brokerage activities in all 50 states, the District of Columbia, and the Commonwealth of Puerto Rico, and registered as an International broker-dealer to conduct business with institutional clients in the province of Ontario, Canada. Securities transactions are cleared through National Financial Services, LLC ("NFS"), a Fidelity Investments company and Penson Financial Services, Inc. (“Penson”) with various floor brokerage and specialist firms also providing execution services. These arrangements provide Montauk Financial Group with back office support, transaction processing services on all principal national and international securities exchanges, and access to many other financial services and products which allows Montauk Financial Group to offer products and services comparable to larger brokerage firms.

First Allied Securities, Inc. (“Buyer”) is a member of FINRA/SIPC and is a full-service independent broker/dealer with approximately 1,000 financial advisors in 500 locations across the United States. Buyer is a wholly-owned subsidiary of Advanced Equities Financial Corp., a leading provider of investment management securities brokerage and venture capital investment banking services through its subsidiaries.

The Sale (See Page 25)

First Montauk, FMSC and Buyer have entered into the Asset Purchase Agreement providing for the Sale of certain assets of FMSC to Buyer.

Under the Asset Purchase Agreement, FMSC’s independent registered representatives will be given the opportunity to join Buyer, and Buyer will acquire the right to service the customer accounts of those registered representatives that join Buyer. The aggregate purchase price for the purchased assets (the "Purchase Price") is equal to 30% of the aggregate commission and fee income for the trailing twelve month period ended on June 30, 2008 (the "Production") which was generated by the Closing Date Representatives and credited to the Closing Date Representatives for the purpose of computing their commission payout. Based on the Company’s projections, we anticipate the gross proceeds of the Sale will be approximately $4,500,000 to $5,100,000. Approximately 25% of these proceeds will be used for incentive payments, based upon certain production criteria, to registered representatives that decide to become associated with First Allied. Further, First Montauk is required to repay a $1,000,000 loan from First Allied at the closing, and $250,000 of the purchase price has been previously advanced to First Montauk (the "Prepayment Amount"). The balance of the proceeds will be used to pay existing liabilities and the wind down of the broker-dealer with the remaining proceeds, if any, used for working capital.

The term "Closing Date Representative" means a registered representative currently affiliated with FMSC who (i) is accepted by Buyer to affiliate with Buyer and who becomes licensed with (or otherwise engaged by) Buyer prior to or upon the closing of the transactions contemplated by the Asset Purchase Agreement and has not voluntarily resigned or terminated his or her relationship with Buyer prior to the Second Payment Date (as defined below) of the Purchase Price, or (ii) becomes licensed and affiliated with Buyer or any affiliate of Buyer after the date of execution of the Asset Purchase Agreement and prior to the closing date and has not been terminated for cause or voluntarily resigned or terminated his or her relationship with Buyer prior to the Second Payment Date of the Purchase Price; provided that Buyer did not take or fail to take any action (including reducing such Representatives commission payout rate) which directly caused or resulted in the resignation or termination of the Closing Date Representative with Buyer.

The Purchase Price will be payable in several parts as follows: (i) within two business days of execution of the Asset Purchase Agreement, Buyer paid the Company the Prepayment Amount; (ii) on the closing date, Buyer will pay an amount equal to the outstanding balance, including principal and interest through the closing date, due under the AEFC-IC Note, by canceling the AEFC-IC Note and applying the sums due thereunder towards the Purchase Price; (iii) on the 30th day following the closing date, Buyer will pay an amount equal to the lesser of $2,000,000 or the balance of the Purchase Price(the "Second Payment Date"); and (iv) on the 90th day (but in no event earlier than January 15, 2009) after the closing date, Buyer will pay the balance of the Purchase Price, if any. The total value of the transaction is dependent on the amount of commissions and fee income to be acquired by Buyer. If the Sale is completed, substantially all of the assets of FMSC will be sold and acquired, and FMSC, following the closing, will eventually cease broker-dealer operations.

There can be no assurance that the Sale will be consummated or the amount of proceeds First Montauk will receive from the Sale. First Montauk intends to use a portion of the proceeds from the Sale to repurchase shares of its common stock in the open market. First Montauk will also use a portion of the proceeds to pay outstanding obligations of First Montauk and FMSC to wind down their existing business operations, and a portion of the proceeds, approximately 25%, to provide incentive to FMSC’s independent representatives to affiliate with Buyer. At the same time First Montauk will explore other opportunities to use the net proceeds of the Sale to acquire other businesses or operations to enhance shareholder value. Alternatively, First Montauk may cease its current business operations and position the company as a shell company to be used as a vehicle for the acquisition of an operating business. First Montauk does not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. If First Montauk decides to pursue such a strategy it will not limit itself to any particular industry or geographic location in its efforts to identify prospective target businesses.

The Sale will be completed if (1) the holders of a majority of our shares of common stock that are cast at the Annual Meeting approve the Asset Purchase Agreement; (2) the holders of a majority of our shares of Series A preferred stock voting separately as a class that are cast at the Annual Meeting approve the Asset Purchase Agreement; (3) we obtain all required approvals and consents including that of FINRA; and (4) all other conditions of the Asset Purchase Agreement are satisfied or waived. We expect to complete the Sale by the end of 2008. We or Buyer may terminate the Asset Purchase Agreement if the Sale is not completed by December 31, 2008 and under certain other conditions. See “Conditions to the Sale” below on page 31.

Recommendation of the First Montauk’s Board of Directors (See Pages 27 to 28)

After due discussion and due consideration, at a special telephonic meeting of the entire First Montauk board of directors on June 23, 2008, our board of directors unanimously determined that the Asset Purchase Agreement and the Sale are fair to shareholders and in their best interests, and unanimously voted to approve the Asset Purchase Agreement and approve the Sale to Buyer.

Accordingly, our board of directors unanimously recommends that all shareholders vote “FOR” approval of the Asset Purchase Agreement. Our board of directors also unanimously recommends that you vote “FOR” the proposal to adjourn or postpone the Annual Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies.

Reasons for the Sale (See Pages 27 and 28)

In making its recommendation that the Sale of certain assets of FMSC is in the best interests of First Montauk and our shareholders, our board of directors considered among other things:

•
the proposed Sale will provide cash to the Company, which to date had been generated from operations and proceeds from a $1,000,000 convertible secured note with an affiliate of Buyer (the “AEFC-IC Note”);

•
as of June 30, 2008, the Company had an accumulated deficit, and working capital of $1,077,000, which does not include the repayment of the AEFC-IC Note in the amount of $1,000,000 principal amount due on December 31, 2008. For the six months ended June 30, 2008, the Company incurred a net loss of $939,781.

•
if the Sale is not approved by the Company’s shareholders or is not consummated for other reasons, the Company will be required to raise additional financing and/or renegotiate the repayment of the AEFC-IC Note in order to fund operational expenditures and/or repay the AEFC-IC Note. There is no assurance that if the Sale is not consummated that the Company will be successful in obtaining alternate funding or debt renegotiation on terms satisfactory to the Company;

•
the Sale represents the best strategy to maximize the amount of cash available to permit the board of directors to explore whether there may be opportunities to realize future value from our remaining business assets and to maximize cash available to potentially buy back shares of our common stock;

•
the business, competitive position, strategy and prospects of First Montauk, the competitive position and likely competitors in the industry in which we compete, and current industry, economic and market conditions;

•	the timing of the Sale;

•	the terms of the Asset Purchase Agreement;

•
the possible alternatives to the Sale (including the possibility of continuing to operate First Montauk as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives were reasonably likely to present superior opportunities for First Montauk, or to create greater value for our shareholders than the Sale, taking into account risks of execution as well as business, competitive, industry and other considerations; and

•
the fact that under the terms of the Asset Purchase Agreement, we can furnish information to and negotiate with a third party in response to an unsolicited bona fide acquisition proposal reasonably likely to lead to a superior offer (as described below) and accept a superior offer should one be made and not matched by Buyer.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•
the risks and contingencies related to the announcement and pendency of the Sale; including the impact of the Sale on our employees, customers, registered representatives and our relationships with third parties;

•	the conditions to Buyer’s obligation to complete the Sale and the right of Buyer to terminate the Asset Purchase Agreement in certain circumstances;

•	the risk that the Sale might not receive necessary regulatory approvals and clearances necessary to complete the Sale, including approval of FINRA;

•
the fact that under the terms of the Asset Purchase Agreement, we cannot solicit other acquisition proposals, and if the Asset Purchase Agreement is terminated under certain circumstances, must pay to Buyer a termination fee of $250,000, return to Buyer the Prepayment Amount, and pay off the AEFC-IC Note; and

•
the fact that, pursuant to the Asset Purchase Agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the Sale or termination of the Asset Purchase Agreement, any of which may delay or prevent us from pursuing business opportunities that may arise or delay or preclude us from taking actions that would be advisable if we were to remain a broker-dealer.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Interests of Directors and Executive Officers in the Sale (See Page 28)

Some of the directors and executive officers of First Montauk have interests in the Sale that are different from, are in addition to or may conflict with your interests as First Montauk shareholders. These interests include the following:

•	As of August 25, 2008 directors and executive officers of First Montauk and their affiliates beneficially owned approximately 10.7 % of the outstanding shares of First Montauk common stock;

•
No director, executive officer, associate of any director or executive officer or any other person has any substantial or indirect, by security holdings or otherwise, in the Sale that is not otherwise shared on a pro rata basis by all other shareholders of the same class; and

•
Certain executive officers of First Montauk, including Victor K. Kurylak, President and Chief Executive Officer of First Montauk, and Mindy A. Horowitz, Acting Chief Financial Officer, have provisions in their existing employment agreements that provide if the employment of such executives are terminated or not renewed, including before or after the Sale, they will be entitled to receive certain severance benefits.

The First Montauk board of directors was aware of, discussed these potentially conflicting interests, and took them into account in approving the Asset Purchase Agreement.

Dissenters' Rights (See Pages 34 and 35)

Under New Jersey law, holders of common stock and Series A preferred stock are entitled to dissenters' rights in connection with the Sale.

The Annual Meeting (See Pages 20 to 22)

Date, Time and Place. The Annual Meeting of our common stock and Series A preferred stock shareholders will be held at 328 Newman Springs Road, Red Bank, New Jersey 07701 on Friday, October 17, 2008 starting at 10:00 a.m., New Jersey time.

At the Annual Meeting you will be asked to:

•	Consider and vote to approve the Asset Purchase Agreement;

•	Elect one Class I Director to hold office for a period of three years or until her successor is duly elected and qualified; and

•	Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date and Voting Shares. You will be entitled to notice of, and to vote at the Annual Meeting if you owned shares of our common stock or Series A preferred stock at the close of business on August 25, 2008, the record date for the Annual Meeting. As of that date, there were 13,257,248 shares of our common stock and 22,282 shares of Series A preferred stock issued and outstanding and entitled to be voted at the meeting. You can cast one vote for each share of our common stock and one vote for each share of Series A preferred stock that you owned at the close of business on the record date. There are an aggregate of 13,257,248 votes entitled to be cast by our common shareholders and 22,282 votes entitled to be cast by our Series A preferred shareholders, voting separately as a class.

Required Vote. The holders of a majority of the outstanding shares of common stock and the holders of a majority of the outstanding shares of Series A preferred stock voting separately as a class, in each case entitled to vote at the Annual Meeting must be present in person or represented by proxy in order for First Montauk to constitute a quorum under New Jersey law and the corporate governance documents of First Montauk and to transact the business of the Annual Meeting. Two separate shareholder approvals are needed to approve the Sale. First, the affirmative vote of a majority of the votes cast by the holders of shares of First Montauk's common stock present in person or by proxy and voting together as a single class at the Annual Meeting, is required to approve the Asset Purchase Agreement and to approve the Sale, provided a quorum is present in person or by proxy (meaning a majority of the shares of First Montauk's common stock and Series A preferred stock outstanding on the record date are present in person or by proxy at the Annual Meeting.) As of the close of business on the First Montauk record date for the Annual Meeting, First Montauk's directors, officers and their respective affiliates, beneficially owned and were entitled to vote approximately 1,420,000 shares of First Montauk common stock or approximately, in the aggregate, 10.7 % of the voting stock of First Montauk's common shares entitled to vote at the Annual Meeting. All of these directors and officers as shareholders have agreed to vote FOR the Sale.

Second, the affirmative vote of a majority of the votes cast by the holder of shares of First Montauk's Series A preferred stock, voting separately as a class, is required to approve the Asset Purchase Agreement and to approve the Sale. Each share of First Montauk Series A preferred stock is entitled to one vote in such separate class vote. As of August 25, 2008, 22,282 shares of First Montauk Series A preferred stock were issued and outstanding and entitled to vote at the Annual Meeting as a single class. No directors or officers of First Montauk own any such shares of First Montauk Series A preferred stock. The holders of Series A preferred stock do not vote with the First Montauk common stock. A holder of Series A preferred stock may elect, however, to convert such holder’s shares of Series A preferred stock into First Montauk common stock at a rate of two shares of common stock for each share of Series A preferred stock.

 Federal Income Tax Consequences of the Sale

The Sale of the assets pursuant to the Asset Purchase Agreement will be a taxable transaction to the Company for United States federal income tax purposes, However the Company does not anticipate that it will be required to pay any federal or state taxes due to the availability of the Company’s net loss carryforward.

The Sale of the assets will not result in any gain or loss for the shareholders, and therefore the closing of the Sale should not be a taxable event. SHAREHOLDERS ARE URGED TO CONSULT AND RELY SOLELY UPON THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES RESULTING TO THEM FROM THE SALE.

Effective Time of the Sale

The Sale will become effective as soon as practical after approval by First Montauk's shareholders at the Annual Meeting and the receipt of approval by FINRA of the transaction contemplated by the Asset Purchase Agreement and satisfaction or waiver of the other terms and conditions of the Asset Purchase Agreement.

Conditions to the Sale (See Pages 31 to 32)

Each party’s obligation to effect the Sale is subject to the satisfaction or waiver of various conditions, which include the following:

Buyer and we are obligated to effect the Sale only if the following conditions are satisfied or waived:

•	the Asset Purchase Agreement is approved by a majority of our shareholders at the Annual Meeting;

•
no provision of any law or regulation would prevent the consummation of the Sale, no court or other governmental order is issued preventing the closing of the Sale, and no order is in effect which makes the closing of the Sale illegal; and

Buyer will not be obligated to effect the Sale unless the following conditions are satisfied or waived:

•	our representations and warranties made pursuant to the Asset Purchase Agreement are correct and complete as of the signing and closing;

•	we have performed in all material respects all obligations required to be performed by us under the Asset Purchase Agreement at or prior to the closing of the Sale;

•	all consents and approvals of the Sale have been obtained, including approval of the transaction by FINRA;

•
we have not suffered a material adverse change in the financial condition, business affairs, operations or assets of First Montauk or any of its subsidiaries since the date of the Asset Purchase Agreement;

•	no material adverse change has occurred in governmental regulation for the services provided in connection with the business of First Montauk and any of its subsidiaries;

•	the estimated aggregate Production for the Closing Date Representatives is greater than $12,250,000; and

•	other contractual conditions set forth in the Asset Purchase Agreement.

First Montauk will not be obligated to effect the Sale unless the following conditions are satisfied or waived:

•	Buyer’s representations and warranties made pursuant to the Asset Purchase Agreement are correct and complete as of the signing and closing;

•	Buyer has performed in all material respects all obligations required to be performed by Buyer under the Asset Purchase Agreement at or prior to the closing of the Sale; and

•	Buyer has made available sufficient funds to pay the entire cash Sale consideration.

Limitation on Considering Other Acquisition Proposals (See Pages 30 to 31)

We have represented that prior to the date of the Asset Purchase Agreement we have terminated any discussions or negotiations with any party other than Buyer concerning any takeover proposal.

We have agreed that we will not, and will use our reasonable best efforts not to permit any of our officers, directors, employees, attorneys, accountants, clearing firms or correspondents or other representatives or those of our subsidiaries to, directly or indirectly:

•
solicit, initiate, engage in, continue or consummate negotiations concerning the Sale, transfer or other disposition of the accounts, independent contractor registered representative agreement rights, or any material assets of FMSC or the capital stock, debt securities or any other interest in FMSC; or

•
withhold or modify, in a manner adverse to Buyer, the approval or recommendation of our board of directors of the Asset Purchase Agreement or the Sale, unless the unsolicited takeover proposal is a superior proposal.

However, in response to any takeover proposal following the date of the Asset Purchase Agreement that is not otherwise obtained in violation of the restrictions set forth in the immediately preceding bullet points and that our board of directors determines in good faith is or is reasonably likely to constitute an offer that is superior to the Sale, our board of directors may:

•
furnish to the person making the acquisition proposal information with respect to us and our subsidiaries pursuant to a confidentiality agreement with terms substantially similar to the agreement between Buyer and us; and

•	participate in discussions or negotiations with the person making such takeover proposal.

We are required to advise Buyer orally (within one business day) and in writing (as promptly as practicable) of the receipt of any inquiry or request for information with respect to, or which could reasonably be expected to lead to an unsolicited takeover proposal. In addition, we agree to provide Buyer, immediately, with the material terms and conditions of any takeover proposal and will promptly (but in no case later than two business days thereafter) notify Buyer of any determination by the board of directors that a superior proposal has been made.

Subject to the satisfaction of certain conditions, our board may withdraw or modify its recommendation to our shareholders for approval of the Asset Purchase Agreement. In the event that our board withdraws or modifies its recommendation in a manner adverse to Buyer, or approves or recommends another party’s takeover proposal, and the Asset Purchase Agreement is required to be terminated, we may be required to pay Buyer a termination fee of up to $250,000, pay off the AEFC-IC Note, and refund the Prepayment Amount.

Termination of the Asset Purchase Agreement (See Pages 32 and 33)

Buyer and we can terminate the Asset Purchase Agreement under certain circumstances, including:

•	by mutual written consent;

•
by either Buyer or us, if the Sale has not been completed by December 31, 2008, and the party seeking to terminate has not breached its obligations under the Asset Purchase Agreement in any material respect;

•	by either Buyer or us, if any governmental restraint prohibiting the Sale is in effect and has become final and nonappealable;

•
by either Buyer or us, if a majority of our shareholders do not approve the Asset Purchase Agreement at the Annual Meeting, or FINRA has not approved the Sale and transactions contemplated by the Asset Purchase Agreement;

•	by either Buyer or us, if the other party has not cured a material breach of the Asset Purchase Agreement;

•
by Buyer if at any time prior to our shareholder approval our board of directors fail to make its recommendation or withdraws or modifies in a manner adverse to Buyer its approval or recommendation in favor of the approval of the Asset Purchase Agreement, or fails to reconfirm its recommendation following receipt of an unsolicited takeover proposal; or

•
by us if our board of directors (after consultation with its outside legal advisors and investment bankers) concludes that an unsolicited proposal properly received and considered is a superior offer to the price terms set forth in the Asset Purchase Agreement.

Termination Fees and Expenses

The Asset Purchase Agreement provides that regardless of whether the Sale is consummated, all fees and expenses incurred by the parties in connection with the Sale will be borne by the party incurring such fees and expenses.

The Asset Purchase Agreement requires that if we are not in breach of any representation or warranty and we have performed or observed in all material respects the covenants and agreements under the Asset Purchase Agreement and we terminate the Asset Purchase Agreement because Buyer has materially breached the Agreement which cannot or has not been cured, then $500,000 of the principal amount of the AEFC-IC Note and any interest thereon will be forgiven in full, and the maturity date of the AEFC-IC Note with respect to the remaining outstanding principal amount will be extended from December 31, 2008 to December 31, 2009.

The Asset Purchase Agreement requires that if Buyer is not in breach of any representation or warranty and Buyer has performed or observed in all material respects the covenants and agreements under the Asset Purchase Agreement and either Buyer terminates the Asset Purchase Agreement because (i) we have materially breached the Agreement which cannot or has not been cured, or (ii) our board of directors has failed to recommend the Sale or has modified or changed its recommendation or failed to reconfirm its recommendation, or we terminate the Asset Purchase Agreement because our board concludes that an unsolicited proposal is a superior offer to the terms of the Sale, then we pay Buyer a termination fee of $250,000, plus the amount of the expense up to $100,000 incurred by Buyer’s affiliate of hosting a meeting with certain influential anticipated Closing Date Representatives.

In the event that Buyer terminates the Asset Purchase Agreement because we have materially breached the Agreement which cannot or has not been cured, or either party terminates because our shareholders do not approve the Asset Purchase Agreement or because a governmental entity issues a decision or order denying, rejecting, restraining, enjoining or otherwise prohibiting the Sale, then the AEFC-IC Note shall become due and payable on the later of thirty (30) days thereafter or December 31, 2008. In the event that either party terminates (other than by us because Buyer has materially breached the Agreement which cannot or has not been cured), we are required to refund the $250,000 amount paid by Buyer to us upon the signing of the Asset Purchase Agreement. If the Buyer breaches any of its representations or warranties or covenants or agreements which has not been cured or is incapable of being cured, then First Montauk is entitled to retain the Prepayment Amount.

MARKET PRICE DATA AND DIVIDEND INFORMATION

First Montauk Market Price Data

First Montauk common stock is traded on the OTC Bulletin Board under the symbol "FMFK.OB". Quotations on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The following table sets forth the high and low bid prices for First Montauk common stock as reported on the OTC Bulletin Board for the period from January 1, 2006 to September 22, 2008.

	High	Low
Calendar 2006
First Quarter	$1.22	$0.80
Second Quarter	$1.00	$0.90
Third Quarter	$0.975	$0.79
Fourth Quarter	$0.94	$0.40
Calendar 2007
First Quarter	$0.61	$0.46
Second Quarter	$0.70	$0.35
Third Quarter	$0.40	$0.28
Fourth Quarter	$0.30	$0.16
Calendar 2008
First Quarter	$0.20	$0.11
Second Quarter	$0.16	$0.06
Third Quarter (thru September 22, 2008)	$0.08	$0.03

The closing market price per share of our common stock on July 9, 2008, the last trading day before we announced the Asset Purchase Agreement, was $0.08. The closing market price per share of our common stock on September 22, 2008, the last trading day before the date of this proxy statement was $0.03.

No public trading market exists for shares of the Series A preferred stock.

Dividend Information

First Montauk has never paid any cash dividends on its shares of common stock.

First Montauk pays quarterly dividends on outstanding shares of its Series A preferred stock at the rate of 6% per annum, subject to the limitations under the New Jersey Business Corporation Act. All accrued dividends have been paid to date on the Series A preferred stock. As of August 25, 2008, there were outstanding 22,282 shares of First Montauk Series A preferred stock.

As of September 23, 2008, First Montauk was current in the payment of its dividends to the Series A preferred stock dividends. There can be no assurance that First Montauk will continue to pay dividends in the future.

THE ANNUAL MEETING

Matters to be considered

The purpose of the Annual Meeting is:

1. APPROVAL OF THE ASSET PURCHASE AGREEMENT. To consider and vote upon a proposal to approve an Asset Purchase Agreement dated as of July 9, 2008, by and among First Montauk, FMSC and Buyer. Pursuant to the Asset Purchase Agreement, First Montauk will sell certain assets relating to the business of FMSC for an aggregate purchase price for the purchased assets (“Purchase Price”) equal to 30% of the aggregate commissions and fee income for the trailing twelve month period ending and June 30, 2008 (“Production”) which was generated by those independent registered representatives selected by Buyer (sometimes hereinafter referred to as the “Closing Date Representatives”) and credited to such Closing Date Representatives for the purpose of computing their commission payout.

2. ELECTION OF ONE (1) DIRECTOR. To elect one (1) Class I Director to serve for a period of three years or until her successor is duly elected and qualified.

3. OTHER MATTERS. To transact such other business as may properly come before the First Montauk Annual Meeting or any adjournment or postponement of the meeting.

The close of business on August 25, 2008 has been fixed as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at, the Annual Meeting and any adjournment thereof.

Recommendation of First Montauk's Board of Directors

The First Montauk board of directors, after careful consideration, has unanimously approved the Sale and the Asset Purchase Agreement. The First Montauk board believes that the Sale is advisable and in your best interests and unanimously recommends that you vote FOR the approval of the Asset Purchase Agreement.

Record date and voting

Holders of record of shares of First Montauk common stock and Series A preferred stock at the close of business on August 25, 2008, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 13,257,248 shares of common stock, and 22,282 shares of Series A preferred stock. Each share of First Montauk common stock will entitle the holder to one vote per share. Each share of Series A preferred stock is entitled to one vote in the separate class vote of Series A preferred shareholders but if converted into common stock will be convertible into two shares of common stock. The representation, in person or by properly executed proxy, of the holders of a majority in voting power of all of the outstanding shares of common stock and Series A preferred stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Shares of First Montauk common stock and Series A preferred stock present in person or represented by proxy at the First Montauk Annual Meeting and entitled to vote will be counted for the purposes of determining whether a quorum is present. The approval of the Asset Purchase Agreement and the Sale will require the affirmative vote of the holders of a majority of the votes represented by: (i) the shares of First Montauk common stock present in person or represented by proxy at the Annual Meeting voting separately as a class; and (ii) the shares of Series A preferred stock, present in person or represented by proxy at the Annual Meeting voting separately as a class.

Abstentions and broker "non-votes" will be counted as present or represented and entitled to vote at the First Montauk Annual Meeting for purposes of determining whether a quorum is present. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner with respect to the proposal. Abstentions will be included in the number of shares present or represented and voting on each matter. Broker "non-votes" will not be considered voted for approval of the Asset Purchase Agreement and the Sale and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

If you are the record holder of First Montauk shares and you sign, date and mail your proxy card without identifying how you want to vote, your proxy will be voted "FOR" the Sale, the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement. If you fail to respond, your shares will not count toward the quorum necessary to conduct the vote at the meetings, and will not be counted as either a vote for or against the Sale. Failure to vote will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. You may also vote by appearing at the Annual Meeting and voting in person.

Holders of Series A preferred stock are not entitled to vote for the election of the Class I Director.

As a stockholder of First Montauk, you have the option of voting your shares electronically through the internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 p.m., Eastern Time, on October 16, 2008.

To vote your proxy by internet
www.proxyvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To vote your proxy by phone
1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

Shares of First Montauk common stock and Series A preferred stock represented by an effective proxy will, unless contrary instructions are specified in the proxy, be voted as follows:

1.	FOR the approval of the Asset Purchase Agreement between First Montauk and Buyer; and

2.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

In addition, shares of First Montauk common stock only are entitled to be voted FOR the election of one (1) Class I Director.

The First Montauk Annual Meeting may be adjourned or postponed by the chairman of the board for any proper reason including to permit further solicitation of proxies. No proxy voted against the proposal to approve the Asset Purchase Agreement and the Sale will be voted on any proposal submitted to the shareholders to adjourn or postpone the annual meeting.

Voting shares held by executive officers, directors and their affiliates

As of the close of business on the record date for the Annual Meeting, First Montauk's directors, officers and their respective affiliates, beneficially owned and were entitled to vote 1,420,000 shares of First Montauk common stock or approximately, in the aggregate, 10.7 % of the voting stock of First Montauk's shares entitled to vote at the Annual Meeting as a single class. All of these shareholders have agreed to vote FOR approval of the Asset Purchase Agreement and the Sale and FOR the election of one (1) Class I Director. No director or officer beneficially owned or was entitled to vote any shares of Series A preferred stock.

Revocation of proxies

Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by:

•	notifying the Secretary of First Montauk either in writing prior to the Annual Meeting or in person at the Annual Meeting;

•	by submitting a proxy bearing a later date; or

•	by voting in person at the Annual Meeting.

Revocation is effective only upon receipt of such notice by our corporate Secretary. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from their broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of proxies

We will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of First Montauk common stock and Series A preferred stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

The Annual Report to Shareholders for the fiscal year ended December 31, 2007, including financial statements, accompanies this Proxy Statement.

Our principal executive offices are located at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701; our telephone number is (732) 842-4700.

VOTING SECURITIES AND SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The securities entitled to vote at the Annual Meeting are our common stock and our Series A preferred stock. The presence, in person or by proxy, of a majority of the shares of common stock and our Series A preferred stock will constitute a quorum for the meeting. The close of business on August 25, 2008 has been fixed as the Record Date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the Record Date, there were 13,257,248 shares of common stock and 22,282 shares of Series A preferred stock issued and outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. Each shares of Series A preferred stock is entitled to one vote in the separate class vote of Series A preferred shareholders.

The following table sets forth certain information as of August 31, 2008 with respect to each director, each nominee for director, each executive officer, all directors and officers as a group and the persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act of 1934”)) known by us to be the beneficial owner of more than five (5%) percent of any class of our voting securities.

Directors, Officers and 5% Shareholders (1)	Amount and Percentage Of Beneficial Ownership (1)
	Number of Shares		Percent
Victor K. Kurylak Parkway 109 Office Center 328 Newman Springs Road Red Bank, NJ 07701	1,500,000	(2)	11.11%

Celeste Leonard Parkway 109 Office Center 328 Newman Springs Road Red Bank, NJ 07701	0		0%

Mindy A. Horowitz Parkway 109 Office Center 328 Newman Springs Road Red Bank, NJ 07701	275,000	(3)	2.05%

Ward R. Jones 300 West Jersey Road Lehigh Acres, FL 33936	120,000	(4)	*

David I. Portman 142 Highway 35 Eatontown, NJ 07724	85,000	(5)	*

Barry D. Shapiro, CPA 331 Newman Springs Road Red Bank, NJ 07701	100,000	(6)	*

Bankruptcy Estate for Edward H. Okun	3,300,308	(7)	24.89%

All Directors and Officers as a group (6 persons in number)	2,080,000		14.95%

* Indicates less than 1%
(1)	Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he, she or it beneficially owns.
(2)	Amounts and percentages indicated for Mr. Kurylak include an aggregate of 1,250,000 shares of common stock and vested options to purchase 250,000 shares of common stock.
(3)
Includes vested and presently exercisable options of Ms. Horowitz to purchase 175,000 shares of common stock.  Amounts and percentages indicated for Ms. Horowitz include an aggregate of 100,000 shares of common stock.

(4)	Includes vested and presently exercisable options of Mr. Jones to purchase 100,000 shares of common stock and 20,000 shares of common stock.

(5)	Includes vested and presently exercisable options of Mr. Portman to purchase 35,000 shares of common stock and 50,000 shares of common stock.
(6)	Includes vested and presently exercisable options of Mr. Shapiro to purchase 100,000 shares of common stock.
(7)
As a part of a Settlement Agreement entered into on June 15, 2007 between the Company and the Okun Defendants,  the Okun Defendants surrendered to the Company for cancellation, 283,087 shares of Series A Preferred Stock, 197,824 shares of Series B Preferred Stock and an aggregate of 5,272,305  shares of common stock.

Certain Reports

No person, other than Victor K. Kurylak, the Company’s President and Chief Executive Officer, who, during the fiscal year ended December 31, 2007, was a Director, officer or beneficial owner of more than ten percent (10%) of our Common Stock (which is the only class of our securities registered under Section 12 of the Exchange Act) failed to file on a timely basis, reports required by Section 16 of the Exchange Act during the most recent fiscal year or prior years. The foregoing is based solely upon our review of Forms 3 and 4 during the most recent fiscal year as furnished to us under Rule 16a-3(d) under the Exchange Act, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, and any representation received by us from any reporting person that no Form 5 is required.

THE SALE

This section of the proxy statement describes material aspects of the proposed Sale, including the Asset Purchase Agreement. While we believe that the description covers the material terms of the Sale and the related transactions, this summary may not contain all of the information that is important to First Montauk shareholders. You should read the Asset Purchase Agreement and the other documents we refer to carefully and in their entirety for a more complete understanding of the Sale. A copy of the Asset Purchase Agreement is attached hereto as Annex A and incorporated into this proxy statement by reference.

General

The Asset Purchase Agreement provides for a transaction in which First Montauk will sell to Buyer certain assets of the business of FMSC for the Purchase Price. There can be no assurance that the Sale will be consummated or of the amount of proceeds First Montauk will receive from the Sale.

If the Sale is completed, FMSC will transfer substantially all of its customer accounts to Buyer, and its registered representatives will no longer be affiliated with the company. Based on the Company’s projections, we anticipate the gross proceeds of the Sale will be approximately $4,500,000 to $5,100,000. Approximately 25% of these proceeds will be used for incentive payments, based upon certain production criteria, to registered representatives that decide to become associated with First Allied. Further, First Montauk is required to repay a $1,000,000 loan from First Allied at the closing, and $250,000 of the purchase price has been previously advanced to First Montauk (the “Prepayment Amount”). The balance of the proceeds will be used to pay existing liabilities and the wind down of the broker-dealer with the remaining proceeds, if any, used for working capital.

Thereafter, First Montauk will explore other opportunities to use the net proceeds of the Sale to acquire other businesses or operations to enhance shareholder value. Alternatively, First Montauk may position the Company as a shell company to be used as a vehicle for the acquisition of an operating business. First Montauk does not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. If First Montauk decides to pursue such a strategy it will not limit itself to any particular industry or geographic location in its efforts to identify prospective target businesses. There can also be no assurance that the net proceeds after the Sale will be sufficient to acquire an operating business or attract a merger candidate.

Background of the Asset Purchase Transaction

Over the past four years, the board of directors recognized that the increasing expenses associated with the compliance and reporting obligations of a public company, required the Company to significantly increase its size either by organic growth, which necessitated the infusion of additional equity capital, or through a merger or acquisition. At the direction of the board, Victor Kurylak explored various strategic transactions for the board’s consideration. In 2004 the Company had entered into a merger agreement with Olympic Cascade Financial Corporation; however in October 2005, First Montauk and Olympic announced that they had mutually agreed to terminate the merger agreement.

The Company continued to pursue strategic transactions and on May 5, 2006, First Montauk and affiliates of Edward H. Okun, the principal of Investment Properties of America, LLC, a real estate development company, signed a definitive merger agreement. Mr. Okun terminated this agreement in December 2006, and after protracted litigation, the parties reached a settlement on June 15, 2007.

Management continued discussions with several groups and individuals interested in pursuing a strategic relationship or consummating a transaction, which would provide working capital for the Company. At a meeting of the board of directors on August 1, 2007, the board discussed the possibility of a third party capital infusion to the Company’s net capital and the development of a revised business plan for the future of the Company. They instructed Mr. Kurylak to seek out interested parties for a potential investment.

On September 12, 2007, Mr. Kurylak reviewed for the board various proposals by investment groups and potential acquirers. Mr. Kurylak presented the details of five proposals and the board discussed the particulars of each one, including the backgrounds of the individuals related to each of the groups making the proposals.

In late October 2007, Mr. Kurylak contacted Joel Marks, the Vice Chairman and Chief Operating Officer of Advanced Equities Financial Corp., (“AEFC”) a private equity and investment banking firm located in Chicago, IL which also owns Buyer, an independent broker/dealer based in San Diego, CA. Mr. Kurylak communicated the Company’s desire to raise capital.

On November 4, 2007, after several preliminary discussions between Mr. Kurylak and Mr. Marks, the Company executed a confidentiality and non-disclosure agreement with AEFC, pursuant to which the Company provided certain information to AEFC for due diligence purposes.

On November 18 and 19, 2007, Mr. Kurylak traveled to AEFC’s offices in San Diego and met with Mr. Marks and other members of the AEFC and First Allied management teams. The parties discussed various alternative transactions and potential financing arrangements.

On November 26, 2007, First Montauk and AEFC executed a non-binding term sheet that detailed the specific terms of a bridge loan transaction and, on November 27, 2007, Mr. Kurylak met in Chicago with members of the AEFC management team including Mr. Marks, Dwight Badger, Adam Antoniades and Gregg Glaser to further develop the specifics of a potential loan transaction.

At a meeting of the board of directors on November 28, 2007 Mr. Kurylak reported on his discussions with representatives of AEFC. Mr. Kurylak advised that he had met with representatives of AEFC and described their business model and their interest in providing funding and an investment in First Montauk. The board passed a resolution authorizing the acceptance of the financing proposal made by AEFC.

On December 10, 2007, the Company announced that it had closed on a Note Purchase Agreement with AEFC-FMFK Investment Corp. (“AEFC-IC”), an entity owned by AEFC, for a loan of up to $2,000,000. The transaction actually closed on December 7, 2007, and the Company received an initial payment of $1,000,000. The Agreement provided that the Company could draw down up to an additional $1,000,000 beginning on February 1, 2008, subject to certain conditions.

In connection with the initial funding, the Company issued to AEFC-IC a Secured Convertible Promissory Note (the “AEFC-IC Note”), of which $1,000,000 is outstanding at this time. The AEFC-IC Note holder receives ten percent interest and the AEFC-IC Note is convertible into shares of the Company’s common stock at $0.35 per share beginning July 1, 2008. The AEFC-IC Note matures on December 31, 2008. The AEFC-IC Note contains anti-dilution protection in the event that First Montauk raises capital from alternate sources during the term of the Note at a conversion price below $0.35 per share.

After the initial funding of the loan, the Company and representatives of AEFC continued their discussions about the possibility of a business combination between the two companies. On February 5 and 6, 2008, representatives of AEFC and First Allied, including Joel Marks, Gregg Glaser, Adam Antoniades, Keith Gregg and Robert Moses, conducted due diligence meetings in Red Bank, New Jersey.

On April 21, 2008, Mr. Kurylak reported to the board with respect to the ongoing discussions with AEFC’s management team to amend the existing credit facility and their proposed equity investment in the Company by means of a direct capital infusion and/or conversion of the existing secured convertible promissory note into equity securities of the Company. Mr. Kurylak advised that following extensive discussions, representatives of AEFC were not willing to make an equity investment in the Company at that time.

On May 13, 2008, Mr. Kurylak and other members of First Montauk’s management team met in New York City with Mr. Marks, Mr. Glaser and Mr. Gregg to continue discussions about a proposal offered by AEFC for an asset purchase of all of FMSC's registered representatives’ affiliate agreements and the rights to service their accounts.

At a meeting of the board of directors on June 23, 2008, the Board authorized and approved the asset purchase term sheet as proposed by AEFC, and agreed to enter into the Asset Purchase Agreement with First Allied. Mr. Kurylak and a representative of Becker & Poliakoff, LLP, counsel to the Company, made presentations on the outcome of final negotiations of the terms of the proposed definitive terms. Following extensive discussions, the board of directors, by unanimous vote:

1.	determined that the terms of the Asset Purchase Agreement were advisable, fair to and in the best interests of the Company and its shareholders;

2.	adopted resolutions approving the Asset Purchase Agreement and the transactions contemplated thereby; and

3.	recommended that the Company’s shareholders approve the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement.

On July 9, 2008, the Company and FMSC entered into the Asset Purchase Agreement with First Allied to sell certain assets of FMSC’s operations to First Allied. Under the Asset Purchase Agreement, FMSC’s independent registered representatives will be given the opportunity to join First Allied, and First Allied will acquire the right to service the customer accounts of those representatives that join First Allied.

Reasons for the Sale and Recommendation of First Montauk's Board of Directors

In making its recommendation, our board of directors considered, among other things:

•	the opportunities and challenges facing First Montauk and the uncertainties surrounding First Montauk’s ability to achieve business success;

•	the fact that the Sale is not subject to any financing condition;

•
the business, competitive position, strategy and prospects of First Montauk, the competitive position and likely competitors in the industry in which we compete, and current industry, economic and market conditions;

•	the timing of the Sale;

•	the terms of the Asset Purchase Agreement;

•	the likelihood of closing the Sale in light of the financial capabilities and reputation of Buyer;

•
the possible alternatives to the Sale (including the possibility of continuing to operate First Montauk as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives were reasonably likely to present superior opportunities for First Montauk other than the Sale, or to create greater value for our shareholders, taking into account risks of execution as well as business, competitive, industry and other considerations; and

•
the fact that under the terms of the Asset Purchase Agreement, we can furnish information to and negotiate with a third party in response to an unsolicited bona fide acquisition proposal reasonably likely to lead to a superior offer and accept a superior offer should one be made and not matched by Buyer.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•
the fact that we may no longer exist as an independent operating public company or as a broker-dealer and our shareholders will forego any future increase in our value that might result from our earnings or possible growth as an independent company;

•	the risks and contingencies related to the announcement and pendency of the Sale; including the impact of the Sale on our employees, customers and our relationships with third parties;

•	the conditions to Buyer’s obligation to complete the Sale and the right of Buyer to terminate the Asset Purchase Agreement in certain circumstances;

•	the risk that the Sale might not receive necessary regulatory approvals and clearances necessary to complete the Sale; and

•
the fact that, pursuant to the Asset Purchase Agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the Sale or termination of the Asset Purchase Agreement, any of which may delay or prevent us from pursuing business opportunities that may arise or delay or preclude us from taking actions that would be advisable if we were to remain an independent public company.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Interests of Directors and Executive Officers in the Sale

When First Montauk's shareholders are considering the recommendation of First Montauk's board of directors that they vote in favor of the approval of the Sale, the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement and the other proposals set forth in this proxy statement, First Montauk shareholders should be aware that none of the directors and officers of First Montauk have interests in the Sale or participate in arrangements that are different from, or are in addition to, those of First Montauk shareholders generally. Certain executive officers of First Montauk, including Mr. Kurylak and Ms. Horowitz, the Company’s President and Chief Executive Officer and Acting Chief Financial Officer, have provisions in their existing employment agreements that provide if the employment of such executives are terminated or not renewed, including before or after the Sale, they will be entitled to receive certain severance benefits.

THE ASSET PURCHASE AGREEMENT

The following summary describes certain material provisions of the Asset Purchase Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. First Montauk urges you to read carefully the Asset Purchase Agreement in its entirety because this summary may not contain all the information about the Asset Purchase Agreement that is important to you.

The Asset Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about First Montauk. Such information can be found elsewhere in this document and in the other public filings we make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the Asset Purchase Agreement were made by First Montauk to Buyer. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by First Montauk and Buyer in connection with negotiating the terms of the Asset Purchase Agreement. In addition, the representations and warranties may have been included in the Asset Purchase Agreement for the purpose of allocating risk between First Montauk and Buyer rather than to establish matters as facts. The Asset Purchase Agreement is described in, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding First Montauk or its business. Accordingly, the representations and warranties and other provisions of the Asset Purchase Agreement should not be read alone, and you should read the information provided elsewhere in this document and in the documents incorporated by reference into this document for information regarding First Montauk and its business. See “Additional Information” on page 47.

The Sale and Effective Time

  First Montauk will sell the Assets, and Buyer will purchase the Assets at the effective time of the Sale.

Representations and warranties

We made a number of representations and warranties to Buyer relating to, among other things:

•	our corporate organization, subsidiaries and similar corporate matters;

•
the authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with, governmental authorities relating to, the Asset Purchase Agreement and related matters with respect to First Montauk;

•	certain documents and financial statements that First Montauk has filed with the SEC, since December 31, 2003;

•
our board’s determination that the transactions contemplated by the Asset Purchase Agreement are in the best interests of First Montauk and its shareholders and its willingness to recommend to shareholders that they approve the Asset Purchase Agreement;

•	absence of undisclosed liabilities;

•	our compliance with applicable laws, judgments and permits;

•	absence of material changes;

•	customer accounts and the agreements with independent contractor registered representatives;

•	the absence of pending or threatened litigation, governmental investigations or internal investigations, other than as disclosed;

•	tax matters with respect to First Montauk;

•	fair consideration of the Sale, solvency and no fraudulent conveyance;

•	no fees will be payable to any brokers and finders; and

•	contracts material to First Montauk.

Our representations and warranties survive for a period of 36 months after the effective time of the Sale.

Buyer made a number of representations and warranties to us in the Asset Purchase Agreement relating to, among other things:

•	their corporate organization and similar corporate matters; and

•
the authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with governmental authorities relating to, the asset purchase agreement and related matters with respect to Buyer.

The representations and warranties of Buyer survive for a period of 36 months after the effective time of the Sale.

Limitation on considering other acquisition proposals

We have represented that prior to the date of the Asset Purchase Agreement we have terminated any discussions or negotiations with any party other than Buyer concerning any takeover proposal.

We have agreed that we will not, and will use our reasonable best efforts not to, permit any of our officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of our subsidiaries to, directly or indirectly:

•	solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information) any takeover proposal;

•	engage in or continue discussions or negotiations relating to, or take any other action to facilitate any inquiries or the making of any takeover proposal;

•	approve or recommend any takeover proposal, unless the unsolicited takeover proposal is a superior proposal;

•	enter into any letter of intent or any other contract relating to any takeover proposal, except in connection with a termination of the Asset Purchase Agreement; or

•
withhold or modify, in a manner adverse to Buyer, the approval or recommendation of our board of directors of the Asset Purchase Agreement or the Sale, unless the unsolicited takeover proposal is a superior proposal.

However, in response to any takeover proposal following the date of the Asset Purchase Agreement that is not otherwise obtained in violation of the restrictions set forth in the immediately preceding bullet points and that our board of directors determines in good faith is or is reasonably likely to constitute an offer that is superior to the Sale, our board of directors may:

•
furnish to the person making the acquisition proposal information with respect to us and our subsidiaries pursuant to a confidentiality agreement with terms substantially similar to the agreement between Buyer and us; and

•	participate in discussions or negotiations with the person making such takeover proposal.

We are required to advise Buyer orally (within one business day) and in writing (as promptly as practicable) of the receipt of any inquiry or request for information with respect to, or which could reasonably be expected to lead to any unsolicited takeover proposal. In addition, we agree to provide Buyer promptly with the material terms and conditions of any takeover proposal and will promptly (but in no case later than two business days thereafter) notify Buyer of any determination by the board of directors that a superior proposal has been made.

If we receive an unsolicited takeover proposal that our board determines is a superior proposal, then our board may withdraw or modify its recommendation to our shareholders for approval of the Asset Purchase Agreement and the Sale. In the event that our board withdraws or modifies its recommendation in a manner adverse to Buyer, or approves or recommends another party’s takeover proposal, the Asset Purchase Agreement is required to be terminated and we may be required to pay Buyer a termination fee of $250,000 and refund the Prepayment Amount, plus the amount of the expense incurred by Buyer’s affiliate of hosting a meeting with certain influential anticipated Closing Date Representatives.

Nothing in the Asset Purchase Agreement prevents our board of directors from withholding or modifying its recommendation to our shareholders in favor of approval of the Asset Purchase Agreement if:  (1) a superior offer is made to us and is not withdrawn;  (2) we have promptly provided written notice to Buyer of the superior offer and our intent to change our recommendation;  (3) Buyer has not made an offer to us that our board of directors concludes in its good faith judgment to be at least as favorable to our shareholders as such superior offer; and (4) our board of directors has concluded in its good faith judgment, after consultation with our legal counsel, that, in light of such superior offer and any offer made by Buyer, it is required to withhold or modify such recommendation in order to comply with its fiduciary obligations to our shareholders under applicable legal requirements. Our board may not enter into an agreement with respect to a takeover proposal except in connection with a termination of the Asset Purchase Agreement.

Conditions to the Sale

Each party’s obligation to effect the Sale is subject to the satisfaction or waiver of various conditions, which include the following:

Buyer and we are obligated to effect the Sale only if the following conditions are satisfied or waived:

•	the Asset Purchase Agreement is approved by a majority of our shareholders at the Annual Meeting;

•
no provision of any law or regulation would prevent the consummation of the Sale, no court or other governmental order is issued preventing the closing of the Sale, and no order is in effect which makes the closing of the Sale illegal; and

Buyer will not be obligated to effect the Sale unless the following conditions are satisfied or waived:

•	our representations and warranties made pursuant to the Asset Purchase Agreement are correct and complete as of the signing and closing,

•	we have performed in all material respects all obligations required to be performed by us under the Asset Purchase Agreement at or prior to the closing of the Sale;

•	all consents and approvals of the Sale have been obtained, including approval of the transaction by FINRA;

•
we have not suffered a material adverse change in the financial condition, business affairs, operations or assets of First Montauk or any of its subsidiaries since the date of the Asset Purchase Agreement;

•	no material adverse change relating in any way to the Accepted Accounts (as defined in the Asset Purchase Agreement) or the Closing Date Representatives;

•	all requisite approvals and arrangements necessary to transfer the servicing of the Accepted Accounts from First Montauk’s clearing firm to Buyer’s clearing firm shall have been obtained;

•	the estimated aggregate Production of the Closing Date Representatives shall be greater than $12,250,000; and

•	other contractual conditions as set forth in the Asset Purchase Agreement.

First Montauk will not be obligated to effect the Sale unless the following conditions are satisfied or waived:

•	Buyer’s representations and warranties made pursuant to the Asset Purchase Agreement are correct and complete as of the signing and closing;

•	Buyer has performed in all material respects all obligations required to be performed by Buyer under the Asset Purchase Agreement at or prior to the closing of the Sale; and

•	Buyer shall have made any filing required with any government entity and any approvals shall have been obtained.

Regulatory Matters

FINRA Approval. As a broker-dealer registered with the SEC pursuant to Section 15(a) of the Exchange Act and as a member of the Financial Industry Regulatory Authority, or FINRA, FMSC is required to file, and has filed with FINRA, a written notice of the proposed Sale of assets. Although FINRA is entitled to take a longer time to act, approval of the application filed by FMSC will be sought, and is expected to be received, before the anticipated closing date.

Other Regulatory Approvals. As a result of the Sale, among other things, First Montauk may be required pursuant to other laws and regulations, either to notify or obtain the consent of other regulatory authorities and organizations to which its broker-dealer or insurance agency subsidiaries may be subject. First Montauk is currently reviewing whether other filings or approvals may be required or desirable in connection with the Sale.

Termination of the Asset Purchase Agreement

Buyer and we can terminate the Asset Purchase Agreement under certain circumstances, including:

•	by mutual written consent;

•
by either Buyer or us, if the Sale has not been completed by December 31, 2008, and the party seeking to terminate has not breached its obligations under the Asset Purchase Agreement in any material respect;

•	by either Buyer or us, if any governmental restraint prohibiting the Sale is in effect and has become final and nonappealable;

•
by either Buyer or us, if a majority of our shareholders do not approve the Asset Purchase Agreement at the Annual Meeting, or FINRA has not approved the Sale and transactions contemplated by the Asset Purchase Agreement;

•	by either Buyer or us, if the other party has not cured a material breach of the Asset Purchase Agreement;

•
by Buyer if at anytime prior to our shareholder approval our board of directors fail to make its recommendation or withdraws or modifies in a manner adverse to Buyer its approval or recommendation in favor of the approval of the Asset Purchase Agreement and the Sale, or fails to reconfirm its recommendation following receipt of an unsolicited takeover proposal; or

•
by us if our board of directors (after consultation with its outside legal advisors and investment bankers) concludes that an unsolicited proposal properly received and considered is a superior offer to the price terms set forth in the Asset Purchase Agreement.

Termination Fees and Expenses

The Asset Purchase Agreement provides that regardless of whether the Sale is consummated, all fees and expenses incurred by the parties in connection with the Sale will be borne by the party incurring such fees and expenses.

The Asset Purchase Agreement requires that if we are not in breach of any representation or warranty and we have performed or observed in all material respects the covenants and agreements under the Asset Purchase Agreement and we terminate the Asset Purchase Agreement because Buyer has materially breached the Agreement which cannot or has not been cured, then $500,000 of the principal amount of the AEFC-IC Note and any interest thereon will be forgiven in full, and the maturity date of the AEFC-IC Note with respect to the remaining outstanding principal amount will be extended from December 31, 2008 to December 31, 2009.

The Asset Purchase Agreement requires that if Buyer is not in breach of any representation or warranty and Buyer has performed or observed in all material respects the covenants and agreements under the Asset Purchase Agreement and either Buyer terminates the Asset Purchase Agreement because (i) we have materially breached the Agreement which cannot or has not been cured, or (ii) our board of directors has failed to make recommend the Sale or has modified or changed its recommendation or failed to reconfirm its recommendation, or we terminate the Asset Purchase Agreement because our Board concludes that an unsolicited proposal is a superior offer to the terms of the Sale, then we pay Buyer a termination fee of $250,000 plus the amount of the expense up to $100,000 incurred by Buyer’s affiliate of hosting a meeting with certain influential anticipated Closing Date Representatives.

In the event that Buyer terminates the Asset Purchase Agreement because we have materially breached the Agreement which cannot or has not been cured, or either party terminates because our shareholders do not approve the Asset Purchase Agreement or because a governmental entity issues a decision or order denying, rejecting, restraining, enjoining or otherwise prohibiting the Sale, then the AEFC-IC Note shall become due and payable on the later of thirty (30) days thereafter or December 31, 2008. In the event that either party terminates (other than by us because Buyer has materially breached the Agreement which cannot or has not been cured), we are required to refund the Prepayment Amount paid by Buyer to us upon the signing of the Asset Purchase Agreement. If the Buyer breaches any of its representations or warranties or covenants or agreements which has not been cured or is incapable of being cured, then First Montauk is entitled to retain the Prepayment Amount.

Agreement Extension, Waiver and Amendment of the Sale

First Montauk and Buyer may amend the Asset Purchase Agreement at any time prior to the closing of the Sale only upon the written consent of the parties.

DISSENTERS’ RIGHTS

First Montauk is a New Jersey corporation. Under New Jersey law, a shareholder of a New Jersey corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of (1) a sale or consolidation to which the corporation is a party, or (2) a sale or exchange of all or substantially all of the assets of a corporation other than in the usual and regular course of business. However, unless the corporation's certificate of incorporation provides otherwise (and First Montauk’s Amended and Restated Certificate of Incorporation does not), a shareholder does not have such dissenters' rights if (1) the shares held by the shareholder are listed on a national securities exchange or are held of record by 1,000 holders or more on the record date, or (2) pursuant to the plan of sale or consolidation the shareholder of the corporation will receive (a) cash, (b) securities that, upon consummation of the transaction, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (c) cash and such securities. Shareholders of First Montauk who do not vote in favor of approval of the Asset Purchase Agreement and the Sale and who perfect their dissenters’ rights by complying with all of the required procedures under New Jersey law will have the right to seek payment for the fair value of their shares if the Sale is completed. Failure to vote on the proposal to approve the Asset Purchase Agreement and the Sale will not constitute a waiver of dissenters’ rights. A copy of the statute on dissenter’s rights is attached to this proxy statement as Annex B.

In order to exercise their dissenters’ rights, a shareholder of First Montauk must comply with Chapter 14A:11 of the New Jersey Business Corporation Act which provides for the following:

•	the shareholder may not dissent as to less than all shares beneficially owned by such shareholder;

•	the shareholder must not vote his shares in favor of the Sale;

•
the shareholder must provide First Montauk with a written statement that the shareholder intends to demand payment for his shares prior to the meeting of shareholders. The dissenting shareholder may not withdraw his demand without the consent of First Montauk.

Within 10 days after the Sale is completed, assuming it is completed, First Montauk will give written notice to all shareholders who have properly filed an intention to exercise their dissenters’ rights, that the Sale has been completed.

The dissenting shareholder must then:

•	within 20 days after the mailing of the notice by First Montauk, provide First Montauk with a written demand of payment of the “fair value” for the dissenting shareholder’s shares;

•
not later than 20 days after demanding payment for such shares, submit the share certificates for which dissent has been made for notation by First Montauk that the demand for dissenters’ rights has been made.

First Montauk shall thereupon return the certificates to the dissenting shareholder. Upon making demand of dissenters’ rights, the shareholder will have no further rights as a shareholder, and will only be entitled to the “fair value” of his shares.

“Fair value” is determined by the New Jersey Business Corporation Act. Under the act, the fair value is determined as of the day prior to the day of the meeting of shareholders of First Montauk at which the Sale with Buyer is submitted for a vote by the First Montauk shareholders. Notwithstanding the forgoing, the fair value shall exclude any appreciation or depreciation resulting from the proposed Sale.

Within 10 days after the period within which the shareholder may make demand to be paid the “fair value”, First Montauk will be required to mail to each dissenting shareholder a balance sheet, a surplus statement and a profit and loss statement of First Montauk, and may also include an offer by First Montauk to purchase the shares at a specified price. If within 30 days the dissenting shareholder and First Montauk agree upon a fair value for the shares, the dissenting shareholder will be paid for his shares. If the fair value is not agreed upon, then the dissenting shareholder must, within 30 days, serve First Montauk a written demand that First Montauk commence an action in the New Jersey Superior Court for a determination of the fair value. The action may then be commenced by First Montauk within an additional 30 days. If First Montauk fails to commence the action, the dissenting shareholder may commence the action not later than 60 days after expiration of the foregoing 30-day period. The Superior Court shall then have jurisdiction over the matter and may appoint an appraiser to determine fair value. The costs and expenses of any action will be determined by the court and will be assessed by the court in its discretion. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser but shall exclude the fees and expenses of counsel and experts by any party. The court however may determine that the offer made by the corporation was not made in good faith, or if no offer was made, and, in the discretion of the court, award to any dissenting shareholder who is a party to the action, reasonable fees and expenses of the shareholder’s counsel and of any experts employed by the dissenting shareholder. Unless the court determines there was bad faith by a party, the costs and expenses of counsel and experts will not be assessed against a party.

II. ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides for the classification of the board of directors into three classes of directors, each class as nearly equal in number as possible but not less than one director, each to serve for a three-year term, staggered by class. Our Amended and Restated Certificate of Incorporation further provides that a director or the entire board of directors may be removed only for cause and only by the affirmative vote of the holders of at least 70% of the combined voting power of our voting stock, with vacancies on the board being filled only by a majority vote of the remaining directors then in office.

The board of directors currently consists of five directors divided into three classes (Class I, II and III) consisting of one member for Class I and two members each for Classes II and III. Effective August 31, 2007, Mr. Phillip D’Ambrisi resigned from our board. His seat, as a Class I director, currently remains vacant.

The affirmative vote of a plurality of the outstanding shares of common stock entitled to vote thereon at the 2008 Annual Meeting of Shareholders is required to elect the Class I director. All proxies received by the board of directors will be voted for the election as Class I director of the nominee listed below if no direction to the contrary is given. In the event that the nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in her stead. The board of directors knows of no reason to anticipate that this will occur.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEE FOR THE CLASS I DIRECTOR TO BE IN THE BEST INTERESTS OF FIRST MONTAUK AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

The term of the Class I director expires at this Annual Meeting and the Class I director is the sole director being nominated for election at this Annual Meeting. Our present Class I director nominated for reelection to our board of directors as Class I director at the 2008 Annual Meeting is Celeste M. Leonard (who also serves as our Executive Vice President and Secretary and Chief Compliance Officer of Montauk Financial Group).

The following table sets forth certain information as of the date hereof with respect to each of our nominees, directors and executive officers whose term of office continues after the Annual Meeting.

Name	Position with Company, Office and Age	Director Since	Term Expires

	CLASS I – NOMINEE
Celeste M. Leonard	Class I Director, First Montauk Financial Corp., Executive Vice President and Secretary of First Montauk Financial Corp. and Chief Compliance Officer - Montauk Financial Group, 52	2007	Nominee for term to 2011

	CLASS II
Victor K. Kurylak	Class II Director, First Montauk Financial Corp., and President and Chief Executive Officer, First Montauk Financial Corp. and Montauk Financial Group, 51	2005	2009

Barry D. Shapiro	Class II Director, First Montauk Financial Corp., 66	2000	2009

	CLASS III
Ward R. Jones, Jr.	Class III Director, First Montauk Financial Corp., 76	1991	2010

David I. Portman	Class III Director, First Montauk Financial Corp., 66	2006	2010

	Other Executive Officers

Mindy Horowitz	Acting Chief Financial Officer-First Montauk Financial Corp., Chief Financial Officer, Treasurer, Fin.Op.- Montauk Financial Group, 50

Class I Director – Nominee

Celeste M. Leonard was elected to serve as a Class I member of our board of directors on February 22, 2007. Since September 2006, Ms. Leonard has been an Executive Vice President and the Chief Compliance Officer of FMSC. Ms. Leonard has over 28 years of compliance and supervision experience in the financial services industry. Before joining the Company in August 2006, Ms. Leonard had been the Sales Practice Director for Smith Barney Citigroup in New York City, a position she had held since November 2004. She previously worked as a Senior Vice President for Business Control Management for Neuberger Berman, LLC in New York from March 2004 through November 2004. From February 1996 through March 2004, Ms. Leonard was an Executive Director/ National Director of Branch Supervision for CIBC Oppenheimer Corp. and oversaw supervision and risk management for the private client division’s 19 branch locations. From October 1994 through February 1996, she worked as Compliance Director for the Financial Services Division of Lehman Brothers, and held various other positions at that firm and its predecessors since 1978.

Directors Continuing in Office

Class II Directors

Victor K. Kurylak was appointed as a director on May 4, 2005, became our Chief Executive Officer on February 1, 2005, and continues to serve as our President. From January 1, 2004 through February 1, 2005, Mr. Kurylak was our President and Chief Operating Officer. From January 2001 through December 2003, Mr. Kurylak was a self-employed business consultant, and was retained by us prior to his becoming our President and Chief Operating Officer. From November 1995 through December 2000 he was the owner and Executive Vice President for Madison Consulting Group/Summit Insurance, an independent insurance brokerage firm. From February 1990 through October 1995, Mr. Kurylak was the Chief Information Officer for Rockefeller Financial Services in New York City. Mr. Kurylak received his Bachelor of Sciences degree in Engineering from Princeton University in 1979. Mr. Kurylak is registered as a general securities representative and registered principal and is licensed as a life, health and property and casualty insurance producer.

Barry D. Shapiro, CPA has been a member of our board of directors since December 6, 2000. From October 2000 to the present, Mr. Shapiro is a shareholder of the accounting firm, Withum Smith + Brown in its Red Bank, New Jersey office. Mr. Shapiro was a partner of Shapiro & Weisman CPA, P.A. from 1976 through 1996 when he became a partner of Rudolf, Cinnamon & Calafato, P.A. until joining Withum Smith + Brown. Mr. Shapiro was previously employed with the Internal Revenue Service from 1965 thru 1971, where he was responsible for audit, review and conference functions. Mr. Shapiro is a member of the New Jersey Society of Certified Public Accountants, where he currently participates on the IRS Co-Op and State Tax Committees. Mr. Shapiro is a past Trustee, Treasurer and Vice President of the NJSCPA. He has been involved in many civic and community activities, as well as charitable organizations, including the Monmouth County New Jersey Chapter of the American Cancer Society and the Ronald McDonald House of Long Branch, New Jersey. Mr. Shapiro received a B.S. in accounting from Rider University in 1965.

Class III Directors

Ward R. Jones, Jr. has been a member of our board of directors since June 1991. From 1955 through 1990, Mr. Jones was employed by Shearson Lehman Brothers as a registered representative, eventually achieving the position of Vice President. Mr. Jones was a registered representative of Montauk Financial Group from 1991 to 2005 but did not engage in any securities business. Mr. Jones is now retired from the securities business.

David I. Portman rejoined our board of directors on February 24, 2006, and had previously served on our board from 1993 until December 31, 2002. Mr. Portman is the president of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he has held since 1988. In addition, Mr. Portman currently serves as a director of Pacifichealth Laboratories, Inc., a publicly held nutrition technology company, a position he has held since August 1995. Montauk Financial Group underwrote the initial public offering of the common stock of Pacifichealth Laboratories. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. In 1988, Mr. Portman sold his interest in M.E.D. Communications and became President of TRIAD Development.

Executive Officers

Victor K. Kurylak, President and Chief Executive Officer, First Montauk Financial Corp. and Montauk Financial Group. See complete biographical information above.

Celeste M. Leonard, Executive Vice President and Secretary of First Montauk Financial Corp., and Chief Compliance Officer of Montauk Financial Group. See complete biographical information above.

Mindy A. Horowitz, was appointed acting Chief Financial Officer of First Montauk Financial Corp. effective February 8, 2005. In January 2005, she became the Chief Financial Officer and Financial and Operations Principal of Montauk Financial Group. She had previously been Vice President of Finance for Montauk Financial Group since September 1995. Prior to that, Ms. Horowitz was a tax partner with and held other positions at the accounting firm of Broza, Block & Rubino from 1981 through 1995 when she joined First Montauk Securities Corp. Ms. Horowitz received her B.S. degree in Accounting from Monmouth College in 1981. She holds her Series 27 license.

Significant Employees

Mark D. Lowe, 49, has been President of Montauk Insurance Services, Inc., a subsidiary of First Montauk Financial Corp.,since October 1998. From 1982 to 1998 Mr. Lowe was a Senior Consultant with Congilose & Associates, a financial services firm specializing in insurance and estate planning. Mr. Lowe became a Certified Financial Planner in July 1991, a Chartered Financial Planner in 2001 and a Chartered Life Underwriter in 2003. Mr. Lowe graduated Ocean County College in Toms River, NJ. Mr. Lowe is the past President of the Estate and Financial Planning Council of Central New Jersey.

Compensation of Directors

We pay our directors who are not also our employees a retainer of $250 per meeting of the board of directors attended and for each meeting of a committee of the board of directors not held in conjunction with a board of directors meeting. In 2004 the board authorized additional payments to our directors who are not our employees, to include an annual payment of $5,000 payable in quarterly installments. Members of the Audit Committee are also entitled to an additional $750 per annum payment. Directors that are also our employees are not entitled to any additional compensation as such. In 2007 the board authorized an increase in the annual payment to $15,000 payable in advance in quarterly installments. Members of the Audit Committee are also entitled to any additional $5,000 payment per annum payable in advance in quarterly installments.

Meetings of Directors

During 2007, the full board of directors met on 19 occasions. No member of the board of directors attended less than 75% of the aggregate number of (i) the total number of meetings of the board of directors or (ii) the total number of meetings held by all committees of the board of directors.

Independence

The board of directors has determined that the Messrs. David I. Portman, Barry D. Shapiro and Ward R. Jones, Jr. are “independent” within the meaning of the applicable Nasdaq listing standards.

Committees of the Board of Directors

The board of directors has three committees: Audit Committee, Compensation Committee and Special Committee. First Montauk does not have a standing nominating committee of the board of directors.

For the fiscal year ended December 31, 2007, the members of the committees, and a description of the duties of the committees were as follows:

Audit Committee. Our Audit Committee acts to:

•	review with management our finances, financial condition and interim financial statements;

•	review with our independent auditors the year-end financial statements; and

•	review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of our independent auditors.

During the fiscal year ended December 31, 2007, the Audit Committee met on six occasions. The Audit Committee adopted a written charter governing its actions effective June 23, 2000. During the year, the members of the Audit Committee were Ward R. Jones, Barry D. Shapiro and David I. Portman. All members of our Audit Committee were "independent" within the definition of that term as provided in the Marketplace Rules of the Nasdaq Stock market. The board has determined that Mr. Shapiro qualified as the Audit Committee financial expert as defined under applicable Securities and Exchange Commission (“SEC”) rules. Mr. Shapiro serves as chairman of this Committee. Mr. Portman was appointed to serve on this Committee at the time of his election to our board in February 2006.

Compensation Committee. The Compensation Committee functions include administration of our 2002 Incentive Stock Option Plan and 1996 Senior Management Option Plan and the negotiation and review of all employment and separation agreements with our executive officers. The Compensation Committee's members during 2007 were Ward R. Jones, Barry D. Shapiro and David I. Portman. Mr. Jones serves as chairman of this Committee. During the year ended December 31, 2007, the Compensation Committee met on two occasions. See below “Executive Compensation.”

Special Committee. The Special Committee of the board was formed on February 24, 2006 for the purpose of reviewing and evaluating any transactions that may be presented to the board for the benefit of the shareholders. The Special Committee, which consists of our three independent members of the board did not meet as a separate committee in 2007.

Report of the Audit Committee:

In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management;

•
reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees (as amended)”;

•
discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board and reviewed the independence letter from the independent auditors required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees”; and

•
recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007 for filing with the Commission.

By the Audit Committee of the Board of
Directors of First Montauk Financial Corp.:

Barry D. Shapiro
Ward R. Jones, Jr.
David I. Portman

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks between the members of our Compensation Committee and any other entity. None of the members of the Board's Compensation Committee are executive officers of our Company.

EXECUTIVE OFFICER COMPENSATION

For information on executive compensation, see “EXECUTIVE COMPENSATION” in the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007, which accompanies this proxy statement.

Shareholder Return Performance Presentation*

Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of our common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of peer issuers we selected in good faith. Our common stock is listed for trading in the over the counter market and is traded under the symbol “FMFK.OB”.

Listed below is the value of a $100 investment at each of our last five fiscal year ends:

Cumulative Total Shareholder Return

Date	First Montauk Financial Corp.	S&P 500 Index	Peer Group Index

12/31/02	$100	$100	$100
12/31/03	$175	$129	$370
12/31/04	$275	$143	$270
12/31/05	$400	$150	$184
12/31/06	$235	$173	$353
12/31/07	$100	$182	$536

_________________________
NOTES: Industry composite includes Paulson Capital Corp., National Holding Corp., Ladenburg Thalman, Investors Capital, VFinance, Paulson Capital CP and Investors Capital Holdings Ltd. The industry composite has been determined in good faith by management to represent entities that compete with us in certain of its significant business segments.

Certain Relationships And Related Transactions

For information concerning the terms of the employment agreements entered into between us and Mr. Victor K. Kurylak, Ms. Celeste M. Leonard, and Ms. Mindy A. Horowitz, see “Executive Compensation” in the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007 which accompanies this proxy statement.

Independent Public Accountants

The board of directors of First Montauk has selected Lazar, Levine & Felix, LLP, as its independent registered public accounting firm for the fiscal year ending December 31, 2008. Shareholders are not being asked to approve such selection because such approval is not required under our bylaws or the New Jersey Business Corporation Act. The audit services provided by Lazar, Levine & Felix, LLP consists of examination of financial statements, services relative to filings with the SEC, and consultation in regard to various accounting matters. Representatives of Lazar, Levine & Felix, LLP are expected to be present at the 2008 Annual Meeting of Shareholders, and will have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

The following table presents the total fees paid for professional audit and non-audit services rendered by Lazar, Levine & Felix, LLP for the audit of our annual financial statements for the year ended December 31, 2007, and fees billed for other services rendered by our independent auditors during those periods.

	Year Ended December 31, 2007	Year Ended December 31, 2006
Audit Fees (1)	$184,238	$169,900
Audit-Related Fees (2)	$19,000	$15,325
Tax Fees (3)	$42,290	$29,500
All Other Fees (4)	$10,000	$0
Total	$255,528	$214,725

(1)
Audit services consist of audit work performed in the preparation of financial statements for the fiscal year and for the review of financial statements included in Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent auditor can reasonably be expected to provide, including consents for registration statement flings and responding to SEC comment letters on annual and quarterly filings.

(2)
Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, agreed upon procedures report and accounting and regulatory consultations.

(3)
Tax services consist of all services performed by the independent auditor's tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4)	Other services consist of those service not captured in the other categories.

Our Audit Committee has determined that the services provided by our independent auditors and the fees paid to them for such services has not compromised the independence of our independent auditors.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.  Prior to engagement of the independent auditor for the next year's audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services described above to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor.  Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services.  The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.  To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above.

III. OTHER BUSINESS

As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

SHAREHOLDER PROPOSALS

Shareholders may contact the board of directors or a specified individual director by writing to the Secretary of the Company at First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701. Our Corporate Secretary will relay all such communications to the board of directors, or individual members, as appropriate.

Inclusion in Next Year’s Proxy Statement. Proposals of shareholders intended to be presented at our 2009 Annual Meeting of Shareholders must be received by us on or prior to January 19, 2009 to be eligible for inclusion in our proxy statement and form of proxy to be used in connection with the 2009 Annual Meeting of Shareholders.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on May 6, 2009 and advises shareholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on May 6, 2009.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms. Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any stockholder upon written request to Robert I. Rabinowitz, Esq., First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701.

ADDITIONAL INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 FILED WITH THE SEC HAS BEEN FURNISHED WITH THIS PROXY STATEMENT TO SHAREHOLDERS. A COMPLETE COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO CELESTE M. LEONARD, SECRETARY, FIRST MONTAUK FINANCIAL CORP., PARKWAY 109 OFFICE CENTER, 328 NEWMAN SPRINGS ROAD, RED BANK, NEW JERSEY 07701. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of shares our common stock entitled to vote at the 2008 Annual Meeting of Shareholders. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Celeste M. Leonard, Secretary

September ___, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of July 9, 2008, by and between FIRST ALLIED SECURITIES, INC., a New York corporation, or one of its affiliates (the “Buyer”), FIRST MONTAUK SECURITIES CORP. a New York corporation (the “Seller”) and FIRST MONTAUK FINANCIAL CORP. a New Jersey corporation (the “Parent”).

RECITALS

A. Buyer desires to acquire from Seller, and Seller desires to transfer to Buyer, certain assets of the Seller, including (i) the right to service certain of Seller’s customer accounts, and (ii) Seller’s rights in, under and to Seller’s agreements with its independent contractor registered representatives, all on the terms and subject to the conditions set forth in this Agreement.

B. The purchase described herein may be conducted by Buyer or one of its Affiliates (as defined below).

C. The parties hereto desire to confirm their agreement and understanding with respect to the transactions contemplated hereby.

AGREEMENT

In consideration of the mutual agreements, representations, warranties and covenants set forth below, Buyer and Seller agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Accounts” means all of Seller’s customer accounts of the Accepted Seller Representatives.

(b) “Account Agreements” mean all of the contracts between the Seller and each of the account holders setting forth the terms and conditions relating to the Accounts.

(c) “Affiliate” means with respect to any Person, a Person directly or indirectly controlling or controlled by or under common control with such Person.

(d) “Closing” means the consummation of the transactions contemplated hereby.

(e) “Closing Date” means the date of the Closing.

(f) “Governmental Authorizations” means the permits, authorizations, consents or approvals of any Governmental Entity which are a condition to the lawful consummation of the transactions contemplated hereby, including, but not limited to those required under, (A) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (B) state securities or “blue sky” laws, and (C) the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(g) “Governmental Entity” means any court, or any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality (domestic or foreign), including regulated and self-regulated entities existing under the authority of any federal, state, municipal or other government, including without limitation, state securities regulatory bodies, securities exchanges, the U.S. Securities and Exchange Commission (“SEC”), FINRA, the New York Stock Exchange, Inc. (“NYSE”), the NASDAQ Stock Market, Inc. (“NASDAQ”) and the Municipal Securities Rulemaking Board.

(h) “Independent Contractor Representative Agreement” means (A) the Independent Contractor Affiliate Agreements executed between the Seller and the owner or manager of an individual office of Seller setting forth the terms and conditions under which the owner or manager operates as an independent office of the Seller; and (B) the FMSC Registered Representative Agreements executed by the Seller and an individual Seller Representative setting forth the terms and conditions under which a Seller Representative operates as an independent contractor registered representative with the Seller. The forms of these agreements have been provided to Buyer.

(i) “Knowledge” means with respect to any party, the actual knowledge of any executive officer, director, general partner or managing member of such party or any executive officer, director, general partner or managing member of an affiliate of such party, and such knowledge as any of them would reasonably be expected to have after reasonable inquiry.

(j) “Lien” means any mortgage, pledge, lien, security interest, option, covenant, condition, restriction, encumbrance, charge or other third-party claim of any kind.

(k) "Loss" means any claim, loss, obligation, liability, settlement payment, award, judgment, fine, penalty, damage, deficiency, diminution of value, royalty, interest and penalties, cost or expense, including reasonable attorneys’ fees and reasonable expenses of investigation and defense, or other charge.

(l) “Material Adverse Effect” with respect to a Person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations, of such Person.

(m) “Person” means an individual, corporation, partnership, association, trust, government or political subdivision or agent or instrumentality thereof, or other entity or organization.

(n) “Production” means the aggregate commission and fee income for the trailing twelve month period ended on the month end immediately prior to the date of execution of this Agreement which was generated by the Closing Date Representatives and credited to the Closing Date Representatives for the purpose of computing their commission payout as reflected on the books and records of Seller, including, without limitation, 12b-1 fees and any other fees which Seller includes in its calculation of payout, provided such amount does not have a 100% payout.

(o) “Seller Representatives” means registered representatives who are licensed with Seller on the date hereof, as listed on Schedule 1.1(o) to this Agreement, and any registered representatives who become licensed with Seller after the date hereof.

(p) “Taxes” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (i) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, for which Buyer could become liable as transferee, or servicer of, or in connection with, the Accounts or which could become a charge against or lien on any of the Accounts, which taxes shall include, without limiting the generality of the foregoing, all sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, income taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (ii) any liability for amounts referred to in (i) as a result of any obligations to indemnify another person.

(q) “Transfer” means the transfer by Seller to Buyer of (i) Seller’s right to service the Accepted Accounts, and (ii) Seller’s rights in, to and under the Closing Date Representative Agreements.

ARTICLE II
TRANSFER AND PURCHASE

2.1 Transfer of Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Liens, all right, title and interest of Seller in, to and under the following assets, as the same shall exist on the Closing Date (herein collectively called the “Purchased Assets”):

(a) All of Seller’s right, title and interest in and to service the Accepted Accounts under the corresponding Account Agreements (the “Accepted Account Agreements”). “Accepted Accounts” shall mean all Accounts which are not as of the Closing Date accompanied by customer complaints, litigation, regulatory inquiry, unsecured deficits or partially unsecured deficits or being serviced by the Penson Financial Services, Inc. All Accounts that are not Accepted Accounts are referred to herein as “Rejected Accounts” and the Account Agreements related thereto are referred to as the “Rejected Account Agreements”. Buyer shall be responsible for the costs associated with the transfer of the Accepted Accounts from Seller to Buyer.

(b) All of Seller’s right, title, and interest in and to all of the Independent Contractor Representative Agreements between the Seller and the Closing Date Representatives (the “Closing Date Representative Agreements”), whether or not involved in the servicing of the Accepted Accounts, including all registrations, licenses, permits, and applications therefor. “Closing Date Representative” shall mean (i) any Accepted Seller Representative who becomes licensed with (or otherwise becomes engaged by) the Buyer upon the Closing and has not voluntarily resigned or terminated their relationship with Buyer prior to the Second Payment Date (as defined below) and (ii) any Seller Representative who becomes licensed and affiliated with Buyer or any affiliate of Buyer after the date hereof and prior to the Closing Date and has not been terminated for cause or voluntarily resigned or terminated his or her relationship with Buyer prior to the Second Payment Date; provided, that Buyer did not take or fail to take any action (including reducing his or her commission payout rate) which directly caused or resulted in the resignation of such Closing Date Representative or the termination of the Closing Date Representative’s relationship with Buyer. “Accepted Seller Representatives” shall mean all Seller Representatives who are not as of the Closing Date rejected by Buyer. All Seller Representatives who are not Accepted Seller Representatives are referred to herein as “Rejected Seller Representatives” and the Independent Contractor Representative Agreements related thereto are referred to as the “Rejected Advisor Agreements.” Within thirty (30) days of the date of this Agreement, Buyer and Seller shall prepare and attach as Schedule 2.1(b) a preliminary list of Accepted Seller Representatives, which list shall show amount of Production for each Accepted Seller Representative. However, Buyer shall have up until the actual Closing to reject any Seller Representative. Buyer shall be responsible for the costs associated with the transfer of the licenses of the Closing Date Representatives from Seller to Buyer.

(c) All mailing lists, customer lists, subscriber lists, e-mail addresses relating to the Accepted Accounts and the Closing Date Representatives;

(d) All commission and related receivables of Seller relating to any Closing Date Representative where the Closing Date Representative has not been paid his or her related commission;

(e) All books and records ledgers, files, documents, correspondence, lists, reports, all agreements between Seller and any Person relating to the Accepted Accounts and the Closing Date Representatives, the Closing Date Representative Agreements, and other electronic or printed materials relating solely to the Purchased Assets (including all data and other information stored on discs, tapes or other media) of Seller (the “Transferred Records”); and

(f) All loans (but excluding “forgivable loans”) as of the Closing Date from Seller to the Closing Date Representatives. Within thirty (30) days of the date of this Agreement, Buyer and Seller shall attach as Schedule 2.1(f) a preliminary list of such loans, which shall be updated as of the Closing Date.

2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include the following (herein referred to as the “Excluded Assets”):

(a) All cash (including any cash held at any clearing firm), bank deposits, cash equivalents and securities of Seller;

(b) All commission and related receivables of Seller relating to Rejected Seller Representatives and any Closing Date Representative where such Closing Date Representative has been paid his or her related commission;

(c) All corporate minute books and stock transfer books and the corporate seal of Seller;

(d) All contracts of Seller other than the Purchased Contracts;

(e) All of Seller's employee benefit agreements, plans or similar arrangements maintained by Seller;

(f) The trade mark, trade name or right to use the trade mark or trade name “Montauk Financial Group”, and all registered trademarks listed on Schedule 2.2(f);

(g) All licenses and registrations of Seller issued by the SEC, FINRA and other Governmental Entities; and

(h) All other assets of Seller that are not “Purchased Assets” as provided in Section 2.1.

2.3 Purchased Contracts. On the Closing Date, Buyer shall deliver to Seller an assumption agreement, in the form attached hereto as Exhibit A (the “Assumption Agreement”) pursuant to which Buyer shall assume and agree to perform only the obligations under the Accepted Account Agreements and the Closing Date Representative Agreements, (collectively, the “Purchased Contracts”) due to be performed after the Closing Date, and Buyer shall not be obligated to perform, satisfy, pay or otherwise discharge any liabilities or obligations under the Purchased Contracts (A) to the extent such liabilities and obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date or (B) to the extent such liabilities and obligations arise out of any such breach or default.

2.4 Excluded Liabilities. Buyer shall not assume and shall not be liable for, and Seller and its Affiliates and their respective direct or indirect subsidiaries shall retain and remain solely liable for and obligated to discharge, all of their debts, contracts, agreements, commitments, obligations and other liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent, not expressly assumed by Buyer pursuant to the Assumption Agreement (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities"), including without limitation, the following:

(a) Any liability for breaches of any and every applicable contract or any other instrument, or purchase order or any liability for payments or amounts due under any contract, agreement, lease, license, commitment or any other instrument, contract, document or purchase order;

(b) Any liability or obligation for Taxes attributable for any period, or attributable to or imposed upon the Accounts for any period (or portion thereof) through the Closing, including, without limitation, any Taxes attributable to or arising from the transactions contemplated by this Agreement;

(c) Any liability or obligation for or in respect of any loan, other indebtedness for money borrowed, or account payable including any such liabilities owed to Affiliates of Seller;

(d) Any liability or obligation arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time, to the extent relating to any action or omission by or on behalf of Seller or any and all of its Affiliates and their respective direct or indirect subsidiaries, including, without limitation, any liability for violations of federal or state securities or other laws; provided that with respect to any Closing Date Representatives, or Accepted Account Agreement, Seller shall only have responsibility for any liability or obligation arising from or relating to any actions or failure to act on or prior to the Closing Date;

(e) Any liability or obligations relating to a Rejected Account or Rejected Seller Representative Agreement;

(f) Any liability or obligation arising out of any “employee benefit plan,” as such term is defined by the Employee Retirement Income Security Act of 1974 (“ERISA”) or other employee benefit plans;

(g) Any liability or obligation for making payments of any kind (including as a result of the Transfer or as a result of the termination of employment of employees, or other claims arising out of the terms and conditions of employment, or for vacation or severance pay or otherwise) to employees of Seller, its Affiliates and their respective direct and indirect subsidiaries, or in respect of payroll taxes for employees of Seller, its Affiliates and their respective direct and indirect subsidiaries;

(h) Any liability or obligation for making payments of any kind with respect to the Accounts, whether to customers or other third parties, where such liability or obligation was incurred or arose prior to the Closing Date;

(i) Any liabilities or obligations in respect of any Excluded Assets; and

(j) Any liability or obligation of Seller incurred in connection with the making or performance of this Agreement and the transactions contemplated hereby including, but not limited to, any liability or obligation related to the failure to secure any necessary Governmental Authorizations.

2.5 Purchase Price.

(a) The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be an amount equal to thirty percent (30%) of the Production, subject to adjustment as provided in Section 6.5(b). The amount of Production shown for the Accepted Seller Representatives on Schedule 2.1(b) is referred to herein as the “Estimated Production Amount.” Within thirty (30) days after the Closing Date, Seller and Buyer shall adjust the Estimated Production Amount to account for any Accepted Seller Representatives who do not become Closing Date Representatives, and shall adjust the amount further on the Second Payment Date to account for the Accepted Seller Representatives who became licensed or otherwise engaged with the Buyer on the Closing Date but subsequently were terminated for cause or voluntarily resigned or terminated his or her relationship with Buyer prior to the Second Payment Date; provided, that Buyer did not take or fail to take any action (including reducing his or her commission payout rate) which directly caused or resulted in the resignation of such Closing Date Representative or the termination of the Closing Date Representative’s relationship with Buyer.

(b) The Purchase Price shall be payable by Buyer to Seller (or its designee), as follows:

(1) Within two (2) business days after the execution of this Agreement, the Buyer shall pay to Seller, by wire transfer of immediate funds to an account designated by Seller, a deposit of Two Hundred Fifty Thousand Dollars ($250,000) (the “Prepayment Amount”), which shall be applied toward the Purchase Price on the Closing Date. Seller shall refund to Buyer the Prepayment Amount if this Agreement is terminated for any reason other than due to Buyer’s breach of this Agreement.

(2) On the Closing Date, Buyer shall deliver to Parent, for which Seller shall accept as partial payment of the Purchase Price payment, an amount equal to the outstanding balance, including principal and accrued interest through the Closing Date, due under that certain Secured Convertible Promissory Note, dated December 7, 2007 made by Parent in favor of Buyer’s Affiliate, AEFC FMFK Investment Corp. (the “Convertible Note”) by cancelling and delivering the Convertible Note marked “cancelled” to Seller and Parent.

(3) On the thirtieth (30th) day following the Closing Date, an amount equal to the lesser of Two Million Dollars ($2,000,000) or the balance of the Purchase Price, by wire transfer of immediately available funds to an account designated by Seller; and

(4) The balance of the Purchase Price, if any, by wire transfer of immediately available funds to an account designated by Seller, on the 90th day after the Closing Date but in no event earlier than January 15, 2009 (the “Second Payment Date”).

(c) Notwithstanding the foregoing, if (i) any Seller Representative becomes licensed and affiliated with Buyer or any affiliate of Buyer after the date hereof, and (ii) the Closing does not occur and such Seller Representative does not return to the Seller within thirty (30) days of the date of the termination of this Agreement, then Buyer shall pay to Seller an amount equal to 30% of the Production attributable to each such Seller Representative as reflected on Schedule 2.1(b) as follows:

(1) Such amount shall be first credited toward reducing the principal amount of the Convertible Note and any interest thereon due and payable to Buyer by Parent; and

(2) If the Convertible Note is paid in full, then such excess amount shall be paid in cash by Buyer to Parent within five (5) business days of the termination of this Agreement.

2.6 Performance Bonus Pro-ration. Within three (3) days prior to the Closing Date, the Buyer and Seller shall meet and mutually determine the amount of potential performance based compensation each Accepted Seller Representative has the right to be paid after the Closing Date under the Closing Date Representative Agreements, if any, assuming such person achieves such performance target after the Closing Date. The aggregate amount of such performance bonuses actually earned by Closing Date Representatives and paid by Buyer after the Closing Date is referred to herein as the “Performance Based Compensation Amount.” The Seller shall reimburse to Buyer an amount equal to the Performance Based Compensation Amount multiplied by a fraction where (i) the numerator is the number of days in the performance period that occurred on or prior to the Closing Date and (ii) the denominator is the total number of days in the performance period. The Buyer shall have the right to reduce the payment due on the Second Payment Date for any amount owed but not reimbursed by Seller under this Section 2.6.

2.7 No Successor. Seller acknowledges and represents that (i) Buyer is not assuming any leases, commitments, obligations, or liabilities of any nature of Seller other than the Purchased Contracts, (ii) Buyer will not employ any employees of Seller (except as expressly provided herein), nor have any corporate management, officers or directors or shareholders in common with Seller, (iii) Seller is not receiving any equity in the Buyer nor any rights of ownership or rights to participate in the profits of the Buyer, and (iv) nothing contained herein or occurring as a result of the transactions contemplated hereby shall deem Buyer a successor in interest to Seller.

ARTICLE III
CLOSING

3.1 Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place on such date, as soon as practicable after all conditions precedent in Articles VII and VIII have been satisfied or waived, as the parties may agree, at such place as shall be agreed upon by Buyer and Seller.

3.2 Buyer Closing Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 7, at Closing, Buyer shall deliver to Seller all the following:

(a) The Convertible Note, together with a certificate showing the aggregate amount due there under;

(b) A certificate of good standing for Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

(c) A certificate of the Secretary of Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) the Articles of Incorporation of Buyer; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the contemplated transactions; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any ancillary agreements;

(d) The Assumption Agreement duly executed by Buyer; and

(e) The certificate contemplated by Section 8.1, duly executed by an executive officer of Buyer.

3.3 Seller’s Deliveries Upon Closing

(a) A certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of New York;

(b) A certificate of the Secretary of Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (i) the Articles of Incorporation of Seller; (ii) the By-laws of Seller; (iii) the resolutions of the Board of Directors of Seller and its shareholder authorizing the execution and performance of this Agreement and the contemplated transactions; and (iv) incumbency and signatures of the officers of Seller executing this Agreement and any ancillary agreements;

(c) A certificate of good standing of Parent issued as of a recent date by the Secretary of State of the State of New Jersey;

(d) A certificate of the Secretary of Parent, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (i) the Articles of Incorporation of Parent, (ii) the By-laws of Parent; (iii) the resolutions of the Board of Directors of Parent and its shareholders authorizing the execution and performance of this Agreement and the contemplated transactions; and (iv) incumbency and signatures of the officers of Parent executing this Agreement and any ancillary agreements;

(e) An Instrument of Assignment, in the form attached hereto as Exhibit B, duly executed by Seller;

(f) The Governmental Authorizations and Required Consents (as defined in Section 4.6 hereof);

(g) The certificate contemplated by Section 7.1(c), duly executed by the authorized officer of Seller;

(h) Buyer shall have received a legal opinion from Becker & Poliakoff, LLP (“Becker Poliakoff”), legal counsel to Seller, dated the Closing Date, in a form satisfactory to Buyer and its legal counsel; and

(i) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

In addition to the above deliveries, Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets or to effect the Transfer.

3.4 Post Closing Date Transactions.

(a) All income and expenses attributable to the servicing of the Accepted Accounts and the activities of Closing Date Representatives accruing on or after the Closing Date shall accrue to the accounts of the Buyer.

(b) If payments are received by the Buyer that are attributable to the servicing of the Accepted Accounts and/or the activities of Closing Date Representatives occurring prior to the Closing Date, and any Closing Date Representative has been paid with respect to such income, Buyer shall promptly forward such amounts to Seller.

(c) If payments are received by the Seller that are attributable to the servicing of the Accepted Accounts and/or the activities of Closing Date Representatives occurring prior to the Closing Date, and any Closing Date Representative has not been paid with respect to such income, Seller shall promptly forward such amounts to Buyer, and Buyer shall be responsible for making appropriate payment to the Closing Date Representative.

(d) If payments are received by the Seller from any source related to the servicing of the Accepted Accounts (such as insurance premiums, commissions, 12(b)-1 trailers and the like) or the activities of Closing Date Representatives for transactions with a trade date on or after the Closing Date (except with respect to 12(b)-1 trail payments, for which the date of payment shall apply, rather than the trade), Seller shall promptly forward such amounts to Buyer.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Seller Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified. In all other respects, each representation and warranty set out in this Article IV is not qualified in any way whatsoever, will not merge on Closing or by reason of the execution and delivery of any agreement, document or instrument at the Closing, will remain in force on and after the Closing Date for such time as the indemnity for the breach thereof shall survive as set forth in Sections 9.1. Seller and Parent represent and warrant to Buyer as follows:

4.1 Organization, Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of New York. Parent is a corporation duly organized, validly existing and in good standing under the laws of New Jersey. Each of Parent and Seller has the requisite corporate power and authority and all necessary permits, authorizations, consents, and approvals of all Governmental Entities to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. Each of Parent and Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

4.2 Authority. The execution and delivery of this Agreement (and all other agreements and instruments contemplated under this Agreement) by each of Parent and Seller, the performance by each of Parent and Seller of its obligations hereunder and thereunder, and the consummation by each of Parent and Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the board of directors of each of Parent and Seller, and will, by the Closing Date, be approved by the stockholders of Parent, and no other act or proceeding on the part of or on behalf of Parent or Seller or its respective shareholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by each of Parent and Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of each of Parent and Seller have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Parent and/or Seller pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Parent or Seller pursuant to the provisions hereof and thereof.

4.3 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by each of Parent and Seller and constitutes, and the other agreements and instruments to be executed and delivered by Parent and/or Seller pursuant hereto, upon their execution and delivery by Parent and/or Seller, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Buyer) legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors’ rights generally or provisions limiting competition, and by equitable principles.

4.4 Consents and Approvals of Governmental Entities. Other than the Governmental Authorizations as set forth in Schedule 4.4, there is no requirement applicable to the Seller or Parent to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Seller or Parent of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Seller and/or Parent pursuant hereto or the consummation by Seller and Parent of the transactions contemplated herein or therein. Seller and Buyer acknowledge and agree that prior to the Closing, FINRA will be notified of the Transfer and as a condition precedent to the Closing, FINRA shall have approved the Transfer.

4.5 No Violation. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Parent or Seller or their Affiliates, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Seller or Parent is a party or by which Seller or Parent or any of the Accounts may be bound, (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity or Regulator applicable to Parent or Seller or by which any properties or assets of Seller or Parent may be bound, or (d) result in any cancellation of, or obligation to repay, any grant, loan or other financial assistance received by Seller or Parent from any Governmental Entity. No “bulk sales” legislation applies to the transactions contemplated by this Agreement.

4.6 Consents. Schedule 4.6 sets forth each agreement, contract or other instrument binding upon Seller or Parent requiring a consent as a result of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including consents necessary to transfer the Accepted Accounts and the Closing Date Representative Agreements to the Buyer) (each a “Required Consent”).

4.7 Filings; No Undisclosed Liabilities. Seller has filed all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2007 (as supplemented and amended) (collectively, the “Seller’s Reports”), with each Governmental Entity, including without limitation the SEC, FINRA and the NYSE, each of which filings complied when filed in all material respects with applicable requirements. All of the information contained in the Seller’s Reports was prepared from the books and records of the Seller regularly maintained by management. None of the Seller’s Reports contained at the time filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, with respect to any of the Accounts or the Independent Contractor Representative Agreements.

4.8 Absence of Certain Changes. Seller has operated the Accounts in the ordinary course consistent with past practice and Seller has complied in all material respects with laws and regulations applicable to the Accounts, has not commenced a lawsuit or other proceeding related to or involving the Accounts, and has not assigned, sold or otherwise conveyed to any third party, any of the Accounts prior to the Closing Date.

4.9 Accounts and Independent Contractor Registered Representative Agreements Generally.

(a) Other than the Required Consents and the Governmental Approvals, no licenses or other consents from, or payments to, any other Person are or will be necessary for Buyer to service the Accounts or the Independent Contractor Representative Agreements in the manner in which Seller has serviced the same.

(b) Seller has the complete and unrestricted power and the unqualified right to sell, assign and deliver the right to service the Accounts and Seller’s rights under the Independent Contractor Representative Agreements to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will have acquired the right to service the Accepted Accounts and Seller’s rights under the Closing Date Representative Agreements free and clear of any Liens and to Seller’s Knowledge, there will exist no restriction on the use or transfer of the right to service the Accepted Accounts and Seller’s rights under the Closing Date Representative Agreements. No Person other than Seller has any right or interest in the right to service the Accounts and in Seller’s rights under the Independent Contractor Representative Agreements, including the right to grant interests in the right to service the Accounts and the Seller’s rights under the Independent Contractor Representative Agreements to third parties.

(c) To Seller’s Knowledge, no restrictions will exist on Buyer’s right to resell the servicing of the Accepted Accounts or the rights under the Closing Date Representative Agreements, nor will any such restrictions be imposed on Buyer as a consequence of the transactions contemplated by this Agreement or by any agreement referenced in this Agreement or otherwise.

(d) Except as occurs in the normal course of business (e.g. pending ACATS), the Seller has not received a notice from any holder of an Account or Seller Representative that such customer or registered representative intends to transfer the servicing responsibility for his, her or its Account to an entity other than Buyer.

4.10 Licenses and Permits. Seller holds all consents, approvals, registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all Governmental Entities pursuant to applicable requirements of such Governmental Entities applicable to the servicing of the Accounts and/or any Independent Contractor Representative Agreement. There is no investigation or inquiry to which Seller is a party or, to Seller’s knowledge, pending or threatened, relating to the Accounts and/or any Independent Contractor Representative Agreement.

4.11 Taxes. All Taxes have been or will be paid or properly accrued for by Seller for all periods (or portions thereof) prior to and including the Closing Date. Seller and any other person required to file returns or reports of Taxes have duly and timely filed (or will file prior to the Closing Date) all returns and reports of Taxes required to be filed prior to such date, and all such returns and reports are true, correct, and complete. There are no liens for Taxes on any of the Accepted Accounts. There are no pending or threatened proceedings with respect to Taxes, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes.

4.12 Compliance with Law. The servicing of the Accounts by Seller and the exercise of Seller’s rights under the Independent Contractor Registered Representative Agreements have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of Governmental Entities having jurisdiction over the same.

4.13 Litigation; Other Claims. Except as set forth in Schedule 4.13:

(a) There are no claims, actions, suits, inquiries, proceedings, or investigations against Seller, or any of its officers, directors, shareholders or registered representatives seeking monetary or other damages, which are currently pending or, to Seller’s Knowledge, threatened, at law or in equity or before or by any Governmental Entity, or which challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, nor is Seller aware of any basis for such claims, actions, suits, inquiries, proceedings, or investigations.

(b) There are no unresolved customer complaints or actions related to any of the Accounts, nor are there any customer complaints or actions that are currently pending or, to Seller’s Knowledge, threatened, and Seller is not aware of any basis for such complaints or actions other than those listed in Schedule 4.13. Within thirty (30) days of the date of this Agreement, Seller shall prepare Schedule 4.13 which shall include a list of customer complaints with respect to Accepted Seller Representatives within the twelve (12) months prior to the Closing Date, along with the details and a brief description thereof.

(c) No Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

4.14 Defaults. Seller is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or any Governmental Entity which could reasonably be expected to prevent or delay the Closing. There does not exist any default by Seller or, to Seller’s Knowledge, by any other Person, or event that, with notice or lapse of time, or both, would constitute a default under any agreement entered into by Seller, and no notices of breach thereof have been received by Seller.

4.15 Schedules. All of the schedules attached hereto, including those describing the Accounts and the Independent Contractor Representative Agreements are complete and accurate.

4.16 Full Disclosure. Except as disclosed in this Agreement and the Schedules and Exhibits hereto, Parent and Seller are not aware of any facts pertaining to the Accounts or the Independent Contractor Representative Agreements which affect the Accounts or Independent Contractor Representative Agreements in an adverse manner or which will likely in the future affect the Accounts or Independent Contractor Representative Agreements in an adverse manner, including the existence of customer complaints, arbitration, litigation of any sort, margin calls, unsecured deficits and the like, or regulatory investigations or inquiries. Neither this Agreement nor any other agreement, exhibit, schedule or certificate being entered into or delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained in such document not misleading.

4.16 Brokers and Finders. Neither the Seller, Parent, nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finder’s fee in connection with the transactions contemplated by this Agreement.

4.17 Fair Consideration; Solvency; No Fraudulent Conveyance. The sale of the Purchased Assets is made in exchange for fair and adequate consideration. Neither Parent nor Seller (i) is insolvent or in liquidation, (ii) has application or order made for its winding up or dissolution, (iii) passed or taken steps to pass a resolution for its winding up or dissolution, (iv) has become unable to pay its debts as and when they fall due, or (v) have had a receiver, receiver and manager, administrator, liquidator, provisional liquidator, official manager or administrator appointed to it or any of its assets. Neither Parent nor Seller is entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect. The transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of Seller or Parent to any of the Accounts or the Independent Contractor Representative Agreements after the Closing.

4.18 Insurance. Schedule 4.18 lists all insurance policies and fidelity bonds covering the Accepted Accounts and the Accepted Seller Representatives. Within thirty (30) days of the date of this Agreement, Seller shall furnish to Buyer Schedule 4.18A, which is a preliminary list of all claims made under such policies within the twenty-four (24) months prior to the Closing Date. Except as set forth on Schedule 4.18A, there is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies and bonds. All premiums due and payable under all such policies and bonds have been paid and Seller is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

4.19 FINRA Member. Seller is a member of FINRA and is a broker-dealer registered as such under the Exchange Act. Seller is in material compliance with all FINRA rules and regulations applicable to Seller.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Buyer Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified. In all other respects, each representation and warranty set out in this Article V is not qualified in any way whatsoever, will not merge on Closing or by reason of the execution and delivery of any agreement, document or instrument at the Closing, will remain in force on and after the Closing Date for such time as the indemnity for the breach thereof shall survive as set forth in Section 9.2. Buyer represents and warrants to Parent and Seller as follows:

5.1 Organization. Buyer is a corporation duly organized and validly existing and in good standing under the laws of New York, and has full corporate power and authority and the legal right to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

5.2 Authority. The execution and delivery of this Agreement (and all other agreements and instruments contemplated hereunder) by Buyer, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the board of directors of Buyer, and no other act or proceeding on the part of Buyer or its shareholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Buyer have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Buyer pursuant to the provisions hereof and thereof.

5.3 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, upon their execution and delivery by Buyer, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Seller and Parent), legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors’ rights generally or provisions limiting competition, and by equitable principles.

5.4 Consent and Approvals. Except for FINRA approval, there is no requirement applicable to Buyer to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Buyer of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, the failure of making which would have a Material Adverse Effect on the transactions contemplated hereby. Buyer has obtained the preliminary consent, authorization or approval of its clearing firm to which the Accepted Accounts will be transferred on the Closing Date.

5.5 No Violation. Neither the execution, delivery and performance of this Agreement and of all the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Buyer, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Buyer or by which any of its properties or assets may be bound.

ARTICLE VI
COVENANTS

6.1 Access to Information.

(a) Prior and subsequent to the Closing, Parent and Seller will permit Buyer to make a full and complete investigation of the Accounts and the Seller Representatives, and to receive from Seller all information of Seller relating to the Accounts, the Seller Representatives and the Independent Contractor Representative Agreements. Without limiting this right, Parent and Seller will give to Buyer and its accountants, legal counsel, and other representatives full access, during normal business hours, at a mutually agreeable location arranged in advance, to all of the books, records, files, documents, properties, and contracts of Seller relating to the Accounts, the Seller Representatives, and the Independent Contractor Representative Agreements and allow Buyer and any such representatives to make copies thereof, all of which shall be made available in an organized fashion and so as to facilitate an orderly review, subject in each case to the terms and conditions of the Confidentiality Agreement, dated as of November 2, 2007, executed by Buyer and Seller. This Section 6.1 shall not affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. Parent and Seller shall maintain and make available the information and records specified in this Section 6.1(a) in the ordinary course of Parent’s and Seller’s business and document retention policies in accordance with applicable laws, rules and regulations, as if the transactions contemplated by this Agreement had not occurred.

(b) At all times following the Closing, each party shall provide the other party (at such other party’s expense) with such reasonable assistance, including the provision of available relevant records or other information and reasonable access to and cooperation of any employees, as may be reasonably requested by either of them in connection with the investigation and/or defense of a customer complaint, claim, litigation or arbitration, or with any regulatory inquiry, action or investigation, any preparation of any financial statement or tax return, any audit or examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes.

6.2 Third Party Consents. Parent, Seller and Buyer shall use commercially reasonable efforts to obtain, within the applicable time periods required, all Required Consents, waivers, permits, consents and approvals and to affect all registrations, filings and notices with or to third parties (including, without limitation, applicable clearing firms) or Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement.

6.3 Certain Notifications. At all times prior to the Closing, Parent and Buyer shall promptly notify the other party in writing of the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy any of the conditions specified in Articles VII or VIII of this Agreement.

6.4 Best Efforts. Buyer, Parent and Seller shall use their best efforts (i) to cause to be fulfilled and satisfied all of the conditions to Closing set forth in Articles VII and VIII below, and (ii) to cause to be performed all of the matters required of them under this Agreement as of the Closing.

6.5 Seller’s Handling of the Accounts Prior to Closing. During the period from the date of this Agreement to the Closing Date, Seller will operate in its ordinary and usual course, consistent with past practice, and will use all reasonable best efforts to preserve intact all rights, privileges and other authority relating to the Accounts and the Independent Contractor Representative Agreements. Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business affecting the Accounts. Without limiting the generality of the foregoing, and except as approved in writing by Buyer in advance, prior to the Closing, Seller:

(a) will comply in all material respects with all laws, rules and regulations applicable to the Accounts;

(b) will not increase a payout rate or make a similar financial arrangement under any Independent Contractor Representative Agreement; provided, however, that if Seller increases a payout rate or makes a similar financial arrangement (with or without the consent of the Buyer) with respect to any Closing Date Representative, the thirty percent (30%) multiplier used to determine the Purchase Price as provided in Section 2.5 as related to the Production of the impacted Closing Date Representative shall be decreased by 2% for each 1% increase in the payout rate, or portion thereof;

(c) will not assign, sell or otherwise convey to any third party, without obtaining Buyer’s prior written consent, and except in direct response to a request for transfer to a third party without consideration, any of the Accounts or the Independent Contractor Representative Agreements or any rights therein prior to the Closing Date; and

(d) will not cancel or terminate any error and omission policies of insurance covering the Seller Representatives.

6.6 Mailing of Transfer Notice. As soon as practicable, Seller will send a response notice (the “Transfer Notice”) to all Account customers, in a form that is satisfactory to the Buyer and its counsel, notifying each customer that the servicing of his, her or its account will be transferred to the Buyer effective as of the Closing Date. Such Transfer Notice shall comply with federal and applicable state law, and rules and regulations of each applicable Governmental Entity, including without limitation FINRA and Regulation SP.

6.7 Tax Returns. Seller shall, to the extent that failure to do so could adversely affect the Accepted Accounts following the Closing Date, (a) continue to file in a timely manner all returns and reports relating to Taxes, and such returns and reports shall be true, correct and complete and shall be subject to the review and consent of Buyer, and (b) be responsible for and pay when due any and all Taxes.

6.8 Post-Closing Access to Information. If, after the Closing Date, in order properly to service the Accepted Accounts or the Closing Date Representative Agreements or prepare documents or reports required to be filed with Governmental Authorities or Buyer’s financial statements, it is necessary that Buyer obtain additional information within Seller’s possession relating to Purchased Assets not part of the Transferred Records, Seller will furnish or cause its representatives to furnish such information to Buyer. Seller shall maintain and make available the information and records specified in this Section 6.8 for a period of six (6) years after the Closing Date.

6.9 No Post-Closing Retention of Accounts or Independent Contractor Representative Agreements. Seller agrees that, after the Closing Date, it shall use its best efforts to effect the transfer of each Accepted Account of any customer or any rights under the Closing Date Representative Agreements, unless a customer requests the Seller to continue servicing such customer’s Account or does not execute the applicable Transfer Notice.

6.10 Post-Closing Retention of Copies. Upon the Closing, Seller agrees that it shall not sell, assign, share, use in any manner inconsistent with the Transfer, or divulge in any manner, any information regarding the Accepted Accounts or the Closing Date Representative Agreements without Buyer’s prior written consent, or except as required by regulatory inquiry, subpoena, or an order of a court of competent jurisdiction. Seller may retain and use copies of books and records relating to the Accepted Accounts and the Closing Date Representative Agreements as well as other documents required by law, rule or regulation to be kept by Seller for the sole purpose of meeting Seller’s regulatory responsibilities. The Seller shall not be permitted to use books and records relating to the Accepted Accounts or Closing Date Representative Agreements for any other reason.

6.11 Public Announcements. Parent and Seller shall not make any reports, statements, releases or public disclosures concerning this Agreement (including the exhibits and schedules hereto) and the transactions contemplated herein unless Buyer agrees in advance and in writing thereto, including, but not limited to, the text and timing of such disclosure; provided, however, that (i) nothing contained herein shall prevent Parent or Seller at any time from furnishing any required information to any Governmental Entity having jurisdiction over the Seller, or (ii) a party may, without the prior consent of the other party, issue a press release or make such other public statement as required by law or FINRA if it has (a) used its reasonable best efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner, and (b) faxed a copy of such release or public statement to such other party at a reasonable time prior to issuing such release or making such statement.

6.12 Post-Closing Actions. Subsequent to the Closing Date, Seller shall, from time to time, execute and deliver, upon the request of Buyer, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Buyer to effect, record or verify the sale of the Purchased Assets to, and vesting in Buyer, of Seller’s right to the Purchased Assets, including the right to service the Accepted Accounts, free and clear of all Liens, in accordance with the terms of this Agreement. Seller also agrees that, if reasonably requested by Buyer, it will cooperate with Buyer, at Buyer’s expense, in enforcing the terms of any agreements between Seller and any third party involving the Accepted Account Agreements and the Closing Date Representative Agreements.

6.13 Permits. Seller will reasonably assist Buyer in obtaining any licenses, permits or authorizations that are not transferable but are required for carrying on the Accepted Accounts or the Closing Date Representative Agreements.

6.14 Taxes. Seller shall be responsible for paying, shall promptly discharge when due, and shall reimburse, indemnify and hold harmless Buyer from, any sales or use, transfer, real property gains, excise, stamp, or other similar Taxes arising from, imposed on or attributable to the transactions contemplated by this Agreement.

6.15 Non-Solicitation of Employees and Representatives.

(a) From the Closing Date and for a period of one (1) year thereafter (or the termination date of this Agreement if there is no Closing pursuant to Section 11.1), each of the Parent, Seller and its respective Affiliates, officers, directors employees, representatives and agents, shall not, directly or indirectly, solicit, recruit or hire any employee, registered representative, independent contractor, or investment advisor of Buyer, including after the Closing Date, any Closing Date Representative, to work or conduct business with or through, the Seller or any of its Affiliates. This provision is intended to be read and interpreted broadly in favor of protecting the valuable assets purchased by Buyer hereunder, and the Seller and its Affiliates, officers, directors, employees, representatives and agents shall be prohibited from enabling or facilitating for another, and from taking any action whatsoever that might further, permit or allow the things that they are prohibited from doing hereunder. Within thirty (30) days of the date of this Agreement, Buyer and Seller shall agree on a list of Affiliates of Parent and Seller (including officers and directors) who shall be subject to this Section 6.15(a). Parent and Seller shall use their best efforts to obtain non-solicitation agreements executed by each subject person on or before the Closing Date. Further, at the request of Buyer, Seller shall assign all of its rights under any non-solicitation or similar restrictive agreement that it has with each subject person.

(b) From the date of execution of this Agreement until the Closing Date, except as expressly contemplated by this Agreement in furtherance of the Closing, Buyer and its Affiliates, officers, directors employees, representatives and agents shall not, directly or indirectly, solicit, recruit or hire any Seller Representative to work or conduct business with or through, the Buyer or a third party. If the transactions contemplated by this Agreement occur, for a one year period after the Closing Date, Buyer and its Affiliates, officers, directors employees, representatives and agents shall not, directly or indirectly, solicit, recruit or hire any Rejected Seller Representative to work or conduct business with or through, the Buyer or a third party. If this Agreement is terminated for any reason pursuant to Section 11.1, and Seller has paid the Convertible Note in full, and the Seller Termination Fee (as defined in Section 11.1) if applicable, Buyer and its Affiliates, officers, directors employees, representatives and agents shall not, directly or indirectly, solicit, recruit or hire any Seller Representative to work or conduct business with or through, the Buyer or a third party. This provision is intended to be read and interpreted broadly in favor of protecting the valuable assets of Seller hereunder, and the Buyer and its Affiliates, officers, directors, employees, representatives and agents shall be prohibited from enabling or facilitating for another, and from taking any action whatsoever that might further, permit or allow the things that they are prohibited from doing hereunder.

6.16 Non-Solicitation of Customers. From the Closing Date and for a period of one year thereafter, each of the Parent, Seller and its respective Affiliates, officers, directors, employees, representatives and agents shall not, directly or indirectly, solicit, entice or induce any Customer to become a customer of Parent, Seller, their respective Affiliates or any other person or entity, or to cease doing business with Buyer, and each of Parent, Seller and their respective Affiliates, officers, directors, employees, representatives and agents shall not knowingly assist any person or entity in taking any such action. "Customer" means any person, corporation, partnership, trust, division, business unit, department, agency or other entity related to any of the Accepted Accounts or which shall be or shall have been a customer of Buyer or shall be or shall have been contacted by Buyer for the purpose of soliciting it to become a customer of Buyer. This provision is intended to be read and interpreted broadly in favor of protecting the valuable assets purchased by Buyer hereunder, and the Parent, Seller and their respective Affiliates, officers, directors, employees, representatives and agents shall be prohibited from enabling or facilitating for another, and from taking any action whatsoever that might further, permit or allow the things that they are prohibited from doing hereunder.

6.17 Injunctive Relief. Each of Parent and Seller agrees that any breach of the confidentiality and non-solicitation provisions of this Agreement by any of Parent, Seller or its respective Affiliates will cause irreparable damage to Buyer and that in the event of such breach Buyer shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Parent’s and Seller’s obligations hereunder. Nothing herein contained shall be construed as prohibiting Buyer from pursuing any other remedy available for such breach or threatened breach.

6.18 Employee Matters. Buyer shall have no obligation to hire any employees of Seller. Buyer shall have no obligation with respect to payments of salary, compensation, wages, health or similar benefits, commissions, bonuses (deferred or otherwise), vacation pay, severance, stock or stock options or any other sums or compensation whatsoever due to any employee of Seller, Parent or any of their Affiliates for any period ending on or prior to the Closing Date. Seller and Parent will be fully responsible for all amounts owing to all of their and their Affiliates’ employees. Notwithstanding the foregoing, Buyer shall consider making offers for employment to those employees of Parent and Seller who it reasonably deems necessary to service the Accepted Accounts and the Closing Date Representatives. Any such persons who accept employment with Buyer will be new hires for Buyer, and Buyer will not give any service credit for their terms of employment with Seller or Parent.

6.19 No Other Bids. In consideration of the Buyer’s incurrence of certain costs and expenses in connection with the transactions contemplated hereby, until the earlier to occur of (i) the Closing, or (ii) the termination of this Agreement pursuant to its terms, Parent, Seller and their respective Affiliates shall not, and each of Parent, Seller and their respective Affiliates shall not authorize any of its or their respective officers, directors, employees or other representatives (including without limitation attorneys, accountants, clearing firms and correspondents) to directly or indirectly solicit, initiate, engage in, continue or consummate negotiations with any other Person (other than Buyer or its Affiliates) concerning the sale, transfer or other disposition of the Accounts, Independent Contractor Registered Representative Agreement rights, or any material assets of Seller, or the capital stock of, debt securities of, or any other interest in Seller. Notwithstanding the foregoing, nothing shall prohibit the Parent from (i) considering any unsolicited proposal to acquire any material assets of Seller, or the capital stock of, debt securities, of, or any other interest in Parent or Seller, if the Board of Directors of Parent concludes in good faith (after consultation with its outside legal advisors) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (ii) terminating this Agreement in accordance with Section 11.1(g) if the Board of Directors of Parent (after consultation with its outside legal advisors and investment bankers) concludes that such unsolicited proposal is a superior offer to the price terms set forth herein. If negotiations or discussions are initiated in accordance with the preceding sentence, Parent agrees that it will notify Buyer immediately and will from time-to-time (or at any time at the request of Buyer) notify Buyer of the progress thereof (including all current terms and any other information that Buyer may from time-to-time request).

6.20 Confidentiality. Each of the Buyer, Parent and Seller shall keep all proprietary information concerning the other party confidential and shall disclose such information only to their respective employees and representatives (including without limitation investment bankers, attorneys, accountants, clearing firms and correspondents) who have a need to know such information in connection with the transactions contemplated hereby. None of the parties shall disclose to any Person the terms of or existence of this Agreement or the fact that the parties are conducting negotiations, except with the prior written approval of the other party. Notwithstanding the limitation set forth in this Section 6.20, the parties may make such disclosure as required by law, rule or regulation upon recommendation of legal counsel or by order of a court of competent jurisdiction.

6.21 Parent Proxy Statement; Stockholder Approval. As promptly as reasonably practicable following the date hereof, Parent shall prepare and file with the SEC a proxy statement (the “Proxy Statement”), and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC or its staff with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of Parent’s entitled to vote on the transactions contemplated hereby. The Parent shall notify Buyer upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Buyer with copies of all correspondence between Parent and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) the Parent (i) shall provide Buyer an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Buyer. In connection with the foregoing, Parent shall call a meeting (the “Meeting”) of the stockholders of Parent entitled to vote to be held as soon as practicable for purposes of voting upon the approval of the transactions contemplated by this Agreement and Parent shall use its reasonable best efforts to solicit and obtain votes of the stockholders of Parent entitled to vote in favor of the approval of this Agreement. Parent’s Board shall recommend approval of this Agreement by such holders, unless Parent’s Board determines in good faith after consultation with outside legal counsel that withdrawal of its recommendation is required in order for its directors to comply with their fiduciary duties under applicable law

6.22 Compliance with Securities Laws. Parent shall ensure that the Proxy Statement and all amendments or supplements thereto (A) will comply in all material respects with the provisions of the Exchange Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall Parent be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, and in conformity with, written information concerning Buyer specifically for use in the Proxy Statement.

6.23 Transition Meeting. Buyer will host a meeting (the “Transition Meeting”) with certain influential anticipated Closing Date Representatives whereby Buyer and Seller will cooperatively showcase the products and services which will become available to the Closing Date Representatives upon the Closing, or that may otherwise be available to the Closing Date Representatives at an earlier date. Buyer shall bear the cost of such a meeting, not to exceed One Hundred Thousand Dollars ($100,000).

6.24 Convertible Note. The parties agree that any interest on the Convertible Note shall continue to accrue but not be payable thereunder until the earlier of the Closing or termination of this Agreement. In the event the Closing occurs, all accrued and unpaid interest thereon from the date of execution of this Agreement through the Closing Date shall be due and payable and credited in accordance with the provisions of Section 2.5(b) of this Agreement.

ARTICLE VII
CONDITIONS TO BUYER’S OBLIGATIONS

The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived by Buyer in writing, except as otherwise provided by law:

7.1 Representations and Warranties True; Performance; Certificate.

(a) The representations and warranties of Seller and Parent contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

(b) Seller and Parent shall have performed and complied with all of their respective agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date; and

(c) Buyer shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Seller and Parent certifying to the matters set forth in Sections 7.1(a) and 7.1(b) above.

7.2 Consents. All Governmental Authorizations and Required Consents shall have been obtained. Prior to the Closing, FINRA shall have been notified of the Transfer and FINRA shall have raised no objection to such Transfer.

7.3 No Proceedings or Litigation.

(a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity or regulated or self-regulated body, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity, regulatory or self-regulatory body which prevents the consummation of the transactions contemplated by this Agreement.

(b) No suit, action, claim, proceeding or investigation before any Governmental Entity, regulatory or self-regulatory body shall have been threatened or commenced against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent the transactions contemplated by this Agreement, including, without limitation, the sale of the right to service the Accounts or asserting that the sale of right to service the Accounts or the Seller’s rights under the Independent Contractor Representative Agreements would be illegal or create liability for damages or which may have a Material Adverse Effect on the Buyer or right under this Agreement.

7.4 Documents. This Agreement, the exhibits and schedules attached hereto, and any other instruments of conveyance and transfer and all other documents to be delivered by Seller or Parent at the Closing, including without limitation the non-solicitation agreements referred to in Section 6.15(a) above, and all actions of Seller and Parent required by this Agreement and the exhibit agreements, or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to Buyer and Buyer’s counsel.

7.5 Governmental Filings. The parties shall have made any required filing with Governmental Entities in connection with this Agreement and the exhibit agreements, and any approvals related thereto shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Buyer shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Buyer’s legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

7.6 No Material Adverse Change. There shall have been no change relating in any way to the Accepted Accounts or the Closing Date Representative Agreements whether individually or in the aggregate that might have a Material Adverse Effect on the Buyer as of the Closing Date as compared with the date of this Agreement, or its rights under this Agreement.

7.7 Transfer of Accepted Accounts to Buyer’s Clearing Firm. All of the requisite approvals and arrangements necessary to transfer the servicing of the Accepted Accounts from National Financial Services, LLC to Pershing LLC shall have been obtained and arranged by and among Buyer, Seller, National Financial Services, LLC to Pershing LLC, and the Closing shall occur on the first business day after the weekend that National Financial Services initiates the transfer of the Acceptable Accounts to Pershing LLC.

7.8 Shareholder Approval. This Agreement and the transactions it contemplates shall have been approved and adopted by such vote of the stockholders of Parent entitled to vote thereon as is required to approve such transactions, and shall have otherwise been approved as required by law and the charter documents of Parent and Seller.

7.9 Requests for Account Transfer. Other than in the normal course of business, the Seller shall not have received, nor have been made aware of, any request by a customer to have his, her or its Account serviced by an entity other than the Buyer, whether pursuant to the Transfer Notice or otherwise.

7.10 Closing Date Representatives’ Production. The estimated aggregate Production of the Closing Date Representatives shall be greater than Twelve Million Two Hundred and Fifty Thousand Dollars ($12,250,000).

ARTICLE VIII
CONDITIONS TO SELLER’S OBLIGATIONS

The obligations of Parent and Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in writing by Seller, except as otherwise provided by law:

8.1 Representations and Warranties True; Performance; Certificate.

(a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

(b) Buyer shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(c) Seller shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Buyer on behalf of Buyer certifying to the matters set forth in Sections 8.1(a) and 8.1(b) above.

8.2 No Proceeding or Litigation.

(a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

(b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent the sale of the right to service the Accounts or asserting that the sale of the right to service the Accounts or Seller’s rights under the Independent Contractor Representative Agreements would be illegal or create liability for damages.

8.3 Documents. This Agreement, any other instruments of conveyance and transfer and all other documents to be delivered by Buyer to Seller at the Closing and all actions of Buyer required by this Agreement or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to Seller and Seller’s counsel.

8.4 Governmental Filings. The parties shall have made any filing required with Governmental Entities, and any approvals shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Seller shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Seller’s legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

ARTICLE IX
INDEMNIFICATION AND EXPENSES

9.1 Indemnification by Parent and Seller. Parent and Seller agree to indemnify and hold harmless the Buyer, its parent, subsidiaries, other Affiliates, directors, officers, employees and agents (the "Buyer Indemnitees") from and against any and all Losses incurred by such Buyer Indemnitees in connection with or arising from:

(a) Any breach by Seller or Parent of any of their covenants in this Agreement or in any agreement ancillary hereto, or any failure of Seller or Parent to perform any of its obligations in this Agreement or in any ancillary agreement hereto;

(b) Any breach of any warranty or the inaccuracy of any representation of Seller or Parent contained or referred to in this Agreement or any certificate delivered by or on behalf of Parent or Seller pursuant hereto (disregarding for purposes of this Section 9.1(b) any “material,” “in all material respects,” or similar qualification contained in any such representation or warranty or with respect thereto for purposes of calculating the amount of Losses);

(c) The failure to comply (either by Seller or Buyer) with any applicable bulk sales law;

(d) The failure of a Seller to perform, satisfy or pay any Excluded Liability; and

(e) Defending any Third Party Claim alleging the occurrence of facts or circumstances or raising claims that, if assumed to be true, would entitle a Buyer Indemnitee to indemnification hereunder.

The indemnification provided for in this Section 9.1 shall terminate thirty-six (36) months after the Closing Date (and no claims shall be made by the Buyer Indemnitees under this Section 9.1 thereafter), except that the indemnification by Seller and Parent shall continue as to:

(f) the representations, warranties and covenants relating to title and the failure of Seller to perform, satisfy or pay any Excluded Liabilities, as to all of which no time limitation shall apply; and relating to Taxes as to which the applicable statute of limitations shall apply; and

(g) any Loss of which any Buyer Indemnitee has notified Parent in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 9.1, as to which the obligation of Parent and Seller shall continue until the liability of Parent and Seller shall have been determined pursuant to this Article IX, and Parent and Seller shall have reimbursed all Buyer Indemnitees for the full amount of such Loss in accordance with this Article IX.

9.2 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless each of Parent, Seller, and their respective Affiliates, and their directors, officers, employees and agents (the "Seller Indemnitees") from and against any and all Losses incurred by such Seller Indemnitee in connection with or arising from:

(a) Any material breach by Buyer of any of its covenants or agreements in this Agreement or any failure by Buyer to perform any of its obligations in this Agreement;

(b) Any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto (disregarding for purposes of this Section 9.2(b) any “material,” “in all material respects,” or similar qualification contained in any such representation or warranty or with respect thereto for purposes of calculating Losses);

(c) The failure of Buyer to perform, satisfy or pay any Assumed Liability under the Purchased Contracts; and

(d) Defending any Third Party Claim alleging the occurrence of facts or circumstances or raising claims that, if assumed to be true, would entitle a Buyer Indemnitee to indemnification hereunder.

The indemnification provided for in this Section 9.2 shall terminate thirty-six (36) months after the Closing Date (and no claims shall be made by Seller Indemnitees under this Section 9.2 thereafter), except that the indemnification by Buyer shall continue as to:

(a) The failure of Buyer to perform, satisfy or pay any Assumed Liability under the Purchased Contracts, as to all of which no time limitation shall apply; and

(b) Any Loss of which a Seller Indemnitee has notified Buyer in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 9.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article IX, and Buyer shall have reimbursed all Seller Indemnitees for the full amount of such Loss in accordance with this Article IX.

9.3 Notice of Claims.

(a) Any Buyer Indemnitee or Seller Indemnitee (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

(b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article IX shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by an arbitration award entered pursuant to Section 9.5. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss suffered by it.

(c) If an Indemnified Party is entitled to indemnification hereunder, the Indemnitor shall pay to the Indemnified Party the amount to which the Indemnified Party is entitled promptly after the amount has been determined. Buyer shall have the right to offset any such amount against any portion of the Purchase Price not yet paid as of such date.

9.4 Third Person Claims.

(a) Promptly after the assertion by any third party of any claim against any Indemnified Party (a “Third Party Claim”) that, in the judgment of such Indemnified Party, may result in the incurrence by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnitor a Claim Notice; provided, that no delay on the part of the Indemnified Party in notifying the Indemnitor shall relieve the Indemnitor of any liability or obligations hereunder, except to the extent that the Indemnitor has been materially prejudiced thereby, and then only to such extent. The Indemnified Party shall have the right in its sole discretion to conduct the defense of any such Third Party Claim; provided, that the Indemnitor shall not be liable to indemnify any Indemnified Party for any settlement of any such Third Party Claim effected without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. If any such action or claim is settled with the prior written consent of the Indemnitor, or if there be a final judgment for the plaintiff in any such action, the Indemnified Party shall be entitled to indemnification for the amount of any Loss relating thereto. The Indemnified Party shall consult with the Indemnifying Party in a reasonable manner at reasonable times regarding the status of any Third Party Claim, including regarding strategy, bona fide settlement offers or mediations and material results of discovery and investigation.

9.5 Resolution of Disputes; Remedies.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration conducted by FINRA, by a panel of three arbitrators, held in Chicago, Illinois, under the rules then in effect of FINRA; provided, however, if the amount in controversy is less than $100,000, the panel shall consist of one arbitrator, and the parties shall request an expedited proceeding.

(b) The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

(c) The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney’s fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(d) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personal and subject matter jurisdiction. Seller and Buyer hereby submit to the persona jurisdiction of the Federal and State courts in Chicago, Illinois, for the purpose of confirming any such award and entering judgment thereon.

(e) All proceedings under this Section, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

(f) The fact that the dispute resolution procedures specified in this Section shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party and to the right of setoff, which any party may exercise pending resolution of any dispute, controversy or claim.

(g) The arbitration procedure in this Section 9.5 shall be the exclusive remedy available to Buyer, Parent and Seller hereunder to resolve any claim, controversy or dispute arising hereunder.

ARTICLE X
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and continue for such time as the indemnity for the breach thereof shall survive as set forth in Article IX. All covenants and obligations contained in this Agreement to be fully performed or complied with at or prior to Closing shall not survive Closing. All covenants and obligations contained in this Agreement to be performed or complied with after Closing (and any right to indemnification for breach thereof) shall survive for the periods specified therein, or if no such period is specified, indefinitely.

ARTICLE XI
MISCELLANEOUS

11.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the parties hereto;

(b) by either of the parties hereto upon written notice to the other party if the Closing Date shall not occur by December 31, 2008, unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party;

(c) by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement such that the conditions to the Closing of the transactions contemplated hereby set forth in Article VII or VIII as applicable, would not be satisfied as of the time of such breach) in the event of a material breach by the other party of any representation, warranty or covenant contained in this Agreement which cannot be or has not been cured within twenty (20) days after the giving of written notice to the breaching party of such breach and which breach would permit the terminating party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Article VII or VIII, as applicable.

(d) by either of the parties hereto in the event that any stockholder approval contemplated by Section 6.21 is not obtained at the Meeting, including any adjournment or adjournments thereof;

(e) by the Buyer, if at any time prior to the stockholder approval contemplated by Section 6.21, Seller’s Board shall have (i) failed to make its recommendation referred to in Section 6.21, (ii) withdrawn such recommendation, (iii) modified or changed such recommendation in a manner materially adverse to the interests of Buyer, or (iv) failed to reconfirm such recommendation following the receipt of an inquiry or proposal of a type referred to in Section 6.19 within five business days after a written request by Buyer to do so;

(f) by Seller or Buyer upon written notice to the other party if any Governmental Entity shall have issued a final decision or order denying, rejecting, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

(g) by Seller, if the Board of Directors of Parent (after consultation with its outside legal advisors and investment bankers) concludes that an unsolicited proposal properly received and considered as contemplated by Section 6.19 is a superior offer to the price terms set forth herein.

Termination of this Agreement under this Section 11.1 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under Sections 6.10, 6.19, 11.2 and 12.4 shall survive such termination.

11.2 Termination Fees.

(a) In the event (i) Seller is not in breach of any representation or warranty and has performed or observed in all material respects the covenants and agreements hereof to be performed or observed by it and (ii) Seller terminates this Agreement pursuant to Section 11.1(c), then (x) $500,000 of the principal amount of the Convertible Note and any interest thereon shall be forgiven in full and (y) the maturity date of the Convertible Note with respect to the remaining outstanding principal amount of the Convertible Note shall be extended from December 31, 2008 to December 31, 2009.

(b) In the event (i) Buyer is not in breach of any representation or warranty and has performed or observed in all material respects the covenants and agreements hereof to be performed or observed by it and (ii) either Buyer terminates this Agreement pursuant to Section 11.1(c), Section 11.1(e), or Seller terminates this Agreement pursuant to Section 11.1(g), then Seller shall pay to Buyer an amount equal to the Seller Termination Fee.

(c) As used herein, the Seller Termination Fee shall equal the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), plus the amount of the expense incurred by Buyer’s Affiliate of hosting the Transition Meeting. The Seller Termination Fee being the parties fair estimation of the damages to be suffered by Buyer in such event, and not a penalty,

(d) In the event of any termination of this Agreement by either party other than by Seller pursuant to Section 11.1(c) or by either party pursuant to Section 11.1(d) and (f), the Parent agrees that the Convertible Note shall become due and payable on the later of thirty (30) days thereafter or December 31, 2008. In the event of any termination of this Agreement by either party other than by Seller pursuant to Section 11.1(c) Seller and/or Parent shall refund to Buyer the Prepayment Amount as provided in Section 2.5(b)(1).

ARTICLE XII
MISCELLANEOUS AND GENERAL PROVISIONS

12.1 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 12.1 shall be binding upon the parties and their respective successors and assigns.

12.2 Successors and Assigns; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.3 No Successor in Interest. Nothing in this Agreement shall be construed to imply that the Buyer is or will be a successor in interest to the Seller.

12.4 Governing Law; Jurisdiction. THIS AGREEMENT AND ALL ACTS AND TRANSACTIONS PURSUANT HERETO AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THIS AGREEMENT CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE AND FEDERAL COURTS OF COOK COUNTY, ILLINOIS.

12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

12.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice:

(a) if to Buyer:

First Allied Securities, Inc.
655 W. Broadway, 12th Floor
San Diego, CA 92101
Attn.: Rob Moses, General Counsel

with a copy to

Advanced Equities Financial Corp.
199 St. Nicholas Circle
Atlanta, GA 30327
Attn: Joel E. Marks

and a copy to

Advanced Equities Financial Corp.
311 South Wacker Drive, Suite 6150
Chicago, IL   60606
Attn.: Erhard R. Chorlé

and a copy to

Shefsky & Froelich Ltd.
111 E. Wacker Drive, Suite 2800
Chicago, Illinois 60601
Attn: James R. Asmussen, Esq.

(b) if to Parent or Seller:

First Montauk Financial Corp.
First Montauk Securities, Inc.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701
Attn.: Victor K. Kurylak, President & CEO

with a copy to:

Becker & Poliakoff, LLP
45 Broadway, 11th Floor
New York, New York 10006
Attn: Victor J. DiGioia, Esq.

12.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the intended effect of such provision and the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) the unenforceable portion of such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

12.9 Entire Agreement. This Agreement and the documents referred to herein are the mutual product of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions.

12.10 Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

12.11 Preparation of Schedules. The Seller and Buyer acknowledge that, (i) anything to the contrary contained herein notwithstanding, no Schedules are attached to this Agreement as of the date hereof and any reference to “the date hereof” or “the date of this Agreement” shall mean the date on which the Schedules are so mutually agreed. The Seller hereby agrees to deliver all Schedules to this Agreement within ten (10) days after the date of this Agreement, and Buyer agrees to respond with any suggested changes to the Schedules within ten (10) days after the later of: (i) delivery of all the Schedules, or (ii) delivery of all documents referenced in the Schedules; provided, that, Buyer shall notify the Seller of any documents it would like to review within five (5) days after delivery of the completed Schedules. The Seller and Buyer shall use commercially reasonable efforts to agree upon and attach to this Agreement final Schedules within five (5) days after Buyer has suggested any changes pursuant to this Section 12.11. If the parties cannot agree on the final form of the Disclosure Schedules within the ten-day period described above, either party may terminate this Agreement.

12.12 Expenses. Each party will bear their own respective costs and expenses in connection with the transactions contemplated by this Agreement, including attorneys’ fees, accounting fees and other fees incurred in connection with the consummation of the transactions contemplated herein, except that Buyer shall pay all expenses related to the transfer of the Transferred Records. Each party will bear their own respective costs and expenses if this Agreement is terminated under Section 11.1.

12.13 Waivers related to the Note Purchase Agreement and the Convertible Note.

(a) Convertible Note. Seller agrees to waive any rights it has under Sections 1 and 2 of the Convertible Note to draw down the balance of the $2,000,000 principal amount available under such Note.

(b) Note Purchase Agreement. Buyer agrees to waive any rights it has to require Seller to issue the Contingent Warrant thereunder.

[Remainder of page intentionally left blank]

This Agreement has been duly executed and delivered by the duly authorized officers of Parent, Seller and Buyer as of the date first above written.

FIRST ALLIED SECURITIES, INC.

By:	/s/ Gregg S. Glaser
Name:	Gregg S. Glaser
Title:	Vice President

FIRST MONTAUK SECURITIES CORP.

By:	/s/ Victor K. Kurylak
Name:	Victor K. Kurylak
Title:	President and Chief Executive Officer

FIRST MONTAUK FINANCIAL CORP.

By:	/s/ Victor K. Kurylak
Name:	Victor K. Kurylak
Title:	President and Chief Executive Officer

TITLE 14A. CORPORATIONS, GENERAL
CHAPTER 11. DISSENTING SHAREHOLDERS

§ 14A:11-1. Right of shareholders to dissent

(1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

(a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

(i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

(A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

(B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

(ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4);

(iii) a shareholder of a corporation shall not have the right to dissent from a plan of merger, if the merger did not require, for its approval, the vote of the shareholders as provided in subsection (6) of N.J.S. 14A:10-3; or

(b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S. 14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

(i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

(ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

(A) cash; or

(B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

1

(C) cash and such securities; or

(iii) from a sale pursuant to an order of a court having jurisdiction.

(2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

(3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

(4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

§ 14A:11-2. Notice of dissent; demand for payment; endorsement of certificates

(1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

(2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

(3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

(4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

(5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

2

(6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

(7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

§ 14A:11-3. "Dissenting shareholder" defined; date for determination of fair value

(1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

(2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

(3) "Fair value" as used in this Chapter shall be determined

(a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

(b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

(c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

§ 14A:11-4. Termination of right of shareholder to be paid the fair value of his shares

(1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

3

(a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

(b) his demand for payment is withdrawn with the written consent of the corporation;

(c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

(d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

(e) the proposed corporate action is abandoned or rescinded; or

(f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

(2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

§ 14A:11-5. Rights of dissenting shareholder

(1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

(2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

§ 14A:11-6. Determination of fair value by agreement

(1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

4

(2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

§ 14A:11-7. Procedure on failure to agree upon fair value; commencement of action to determine fair value

(1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

(2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

§ 14A:11-8. Action to determine fair value; jurisdiction of court; appointment of appraiser

In any action to determine the fair value of shares pursuant to this Chapter:

(a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

(b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

(c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

(d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

5

§ 14A:11-9. Judgment in action to determine fair value

(1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

(2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

§ 14A:11-10. Costs and expenses of action

The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

§ 14A:11-11. Disposition of shares acquired by corporation

(1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

(2) (Deleted by amendment, P.L.1995, c.279.)

(3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

6